UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 31, 2005

                               Cove Apparel, Inc.
                               ------------------
                 (Exact name of registrant specified in charter)

    Nevada                       000-50290                      95-4891903
   (State of                  (Commission File                 (IRS Employer
Incorporation)                     Number)                   Identification No.)
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                             1003 Dormador, Suite 21
                             San Clemente, CA 92672
               (Address of principal executive offices) (Zip Code)

                                 (949) 224-3040
                                 --------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 25, 2005, Cove Apparel, Inc., a Nevada corporation ("Cove"), certain stockholders of Cove, referred to as the "Cove Principals," Euroseas Acquisition Company Inc., a Delaware corporation ("Merger Sub") and Euroseas Ltd., a Marshall Islands corporation ("Euroseas"), signed an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Euroseas, through its wholly-owned subsidiary, Merger Sub, agreed to acquire Cove in exchange for shares of Euroseas common stock (the "Merger"). The Cove Principals have agreed to pledge, or to cause their transferees to pledge, 475,000 of the shares of Euroseas, they or their transferees are to receive in the Merger, in exchange for their Cove shares as collateral for their indemnity obligations made by the Cove Principals to Euroseas in the Merger Agreement.

The Merger will not be effective until the effectiveness of an F-1 or F-4 Registration Statement or comparable form (the "Euroseas Registration Statement") to be filed in connection with the shares issuable in the Merger is declared effective by the Securities and Exchange Commission (the "SEC"), Cove's Information Statement (the "Information Statement") included in the Euroseas Registration Statement is sent to its shareholders and a majority of Cove's shareholders approve the Merger.

Set forth below is certain information concerning the principal terms of the Merger and the business of Euroseas.

Principal Terms of the Merger

STRUCTURE AND EFFECTIVE TIME OF MERGER

At the effective time of the Merger, Cove will merge with and into Merger Sub. The separate existence of Cove will cease, and Merger Sub will continue as the surviving corporation (the "Surviving Corporation") as a wholly owned operating subsidiary of Euroseas under the name Cove Apparel, Inc. The effective time of the Merger will occur as promptly as possible after the satisfaction or waiver of all conditions to closing in the Merger Agreement and by filing a certificate of merger or similar document with the Secretary of State of the State of Delaware and the Secretary of State of the State of Nevada. We will seek to complete the Merger in the fourth quarter of 2005. However, we cannot assure you when, or if, all the conditions to completion of the Merger will be satisfied or waived.

Certificate of Incorporation; Bylaws

The certificate of incorporation and bylaws of Merger Sub in effect immediately prior to the effective time of the Merger will become the certificate of incorporation and bylaws of the Surviving Corporation.

Directors and Officers

The directors and officers of Merger Sub at the effective time of the Merger will remain the directors and officers of the Surviving Corporation.


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

Merger Consideration

All the shares of Cove common stock (an aggregate of 10,480,500 shares) will be converted into an aggregate of 1,079,167 shares of Euroseas common stock, an exchange ratio in the Merger of 0.102969 (the "Exchange Ratio"), subject to adjustment in the event of a stock split. There are no outstanding options or warrants to purchase any shares of Cove common stock or other securities of Cove and there are no outstanding options or warrants to purchase any shares of Euroseas or other securities of Euroseas, other than the warrants issued in the Private Placement, described below.

Recommendations of the Boards of Directors

Each of the Boards of Directors of Cove and Euroseas has determined, by a unanimous vote, that the Merger is in the best interests of each of their respective companies and stockholders, and each Board has unanimously approved the Merger Agreement.

Representations and Warranties

In the Merger Agreement, the parties have made customary representations and warranties about themselves concerning various business, legal, financial, regulatory and other pertinent matters. These representations and warranties survive for a two year period following the Merger. Under certain circumstances, each of the parties may decline to complete the Merger if the inaccuracy of the other party's representations and warranties has a material adverse effect on the other party.

Euroseas Registration Statement

Euroseas has agreed to file with the SEC, as soon as shall be reasonably practicable following the date of the Merger Agreement (but in no event later than 60 days following the consummation of the Private Placement (described below), and provided Cove shall have supplied Euroseas with the Information Statement to be included therein), at its sole cost and expense, the Euroseas Registration Statement which shall include the Information Statement relating to the solicitation of stockholder approval from Cove's stockholders, and covering the issuance of the Euroseas shares in the Merger, shares of Friends and the shares of Euroseas common stock issued to the investors in the Private Placement. Euroseas has agreed to use all reasonable best efforts to have the Euroseas Registration Statement declared effective by the SEC as promptly as practicable thereafter. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Euroseas Registration Statement or the Information Statement will be made by Euroseas, without providing Cove a reasonable opportunity to review and comment thereon. Euroseas has agreed to advise Cove, promptly after it receives notice thereof, of the time when the Euroseas Registration Statement has become effective or any supplement or amendment has been filed to the Euroseas Registration Statement or the Information Statement, the issuance of any stop order, the suspension of the qualification of Euroseas shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Euroseas Registration Statement, the Information Statement or comments thereon and responses thereto or requests by the SEC for additional information.


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

Cove and Euroseas have agreed to promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in relation to the preparation and filing of the Euroseas Registration Statement, the Information Statement and a Form 8-K and have agreed to cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by the Merger Agreement.




















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

SEC Filings by Cove.

Cove has agreed to file with the SEC, as soon as reasonably practicable following the filing of the Euroseas Registration Statement, any document required to be filed by it in connection with the Merger and obtaining the approval of the Cove stockholders, including, without limitation, any documents required under the SEC's Regulation 14A and 14C.

Stockholders' Approval.

Cove has agreed to use its reasonable best efforts to obtain Cove stockholder approval and adoption of the Merger Agreement, as soon as practicable in accordance with applicable Nevada law and Cove's bylaws following the date upon which the Euroseas Registration Statement is declared effective by the SEC.

Stock Exchange Listing/Exchange Act Listing.

Cove and Euroseas have agreed to each use their reasonable best efforts to file, at or before the effective time of the Merger, authorization for listing of the Euroseas shares on the NASDAQ SmallCap Market, The American Stock Exchange Inc. or, if permissible, the NASDAQ National Market (the "Stock Exchange Listing"). In addition, Euroseas has agreed to file the Euroseas Registration Statement under the Securities Exchange Act of 1934, as amended, and to use its reasonable best efforts to cause the SEC to declare the Euroseas Registration Statement effective with respect to the listing of the Euroseas shares issued in the Merger and the shares of Euroseas common stock issued in the Private Placement (the "Exchange Act Listing").

Conditions to Each Party's Obligations to Effect the Merger.

The respective obligation of each party to effect the Merger are subject to the fulfillment at or prior to the closing date of the following conditions:

(a)  Cove shall have obtained approval of the Cove stockholders;

(b) The Euroseas Registration Statement shall have become effective and shall not be the subject of any stop order or proceedings seeking a stop order;

(c) Euroseas shall have applied for a Stock Exchange Listing and the Exchange Act Listing, subject to any notice of issuance or similar requirement;

(d) No preliminary or permanent injunction or other order or decree by any governmental authority which prevents or materially burdens the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

(e) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any governmental authority, which would prevent or materially burden the consummation of the Merger;


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


(f) All consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the effective time of the Merger without any material limitations or conditions.

Conditions to Obligations of Euroseas to Effect the Merger.

Unless waived by Euroseas, the obligation of Euroseas to effect the Merger is subject to the fulfillment at or prior to the closing date of the following additional conditions:

(a) Cove and the Cove Principals shall have performed in all material respects their agreements contained in the Merger Agreement required to be performed on or prior to the closing date and the representations and warranties of Cove and the Cove Principals contained in the Merger Agreement shall be true and correct in all material respects (except for those representations and warranties which are themselves limited by a reference to materiality, which shall be true and correct in all respects other than as modified) on and as of (i) the date made and (ii) the closing date (in each case except in the case of representations and warranties expressly made solely with reference to a particular date which shall be true and correct in all material respects as of such date); and Euroseas shall have received a certificate of each of the Cove Principals and of the President of Cove to that effect;

(b) Euroseas shall have received an opinion of Kirkpatrick & Lockhart Nicholson Graham, LLP ("K&L"), counsel to Cove, dated the closing date, in form and substance reasonably satisfactory to Euroseas;

(c) Euroseas shall have received a "comfort" letter from the independent public accountants for Cove, dated the date of the Information Statement and the closing date (or such other date reasonably acceptable to Euroseas) with respect to certain financial statements of Cove and other related financial information included in the Information Statement in customary form;

(d) Since the date of the Merger Agreement there shall not have been any material adverse effect with respect to Cove, the likelihood of which was not previously disclosed to Euroseas by Cove and which would have a material adverse effect on Euroseas, and Cove shall have engaged in no business activity since the date of its incorporation other than conducting a public offering of its securities, the apparel business and, thereafter, seeking to effect a merger or similar business combination with an operating business;

(e) Euroseas shall have received a certificate from the corporate Secretary of Cove, together with a certified copy of the resolutions duly authorized by Cove's Board of Directors authorizing the Merger and, if applicable, the transactions contemplated by the Merger Agreement;

(f) Euroseas shall have received a certificate of good standing for Cove from the Secretary of State of the State of Nevada dated as of a date that is within five (5) days of the closing date;


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


(g) Cove shall have furnished to Euroseas such additional certificates and other customary closing documents as Euroseas may have reasonably requested;

(h) At the effective time of the Merger, Cove shall have approximately $10,000 in cash or cash equivalents after giving effect to the payment or accrual on or prior to the effective time of the Merger of all fees, costs, expenses and liabilities incurred by Cove, including, but not limited to, the fees, costs and expenses of (i) Cove's manufacturers, suppliers, vendors and third-party providers, (ii) Cove's attorneys, accountants, investment bankers and consultants in connection with the transactions contemplated by the Merger Agreement and (iii) the repayment of any outstanding loans;

(i) A pledge agreement shall have been executed pursuant to which the Cove Principals shall have pledged or caused Euroseas shares to be pledged to Euroseas by the Cove Principals or pledgors reasonably acceptable to Euroseas and deposited with an independent collateral agent to secure the indemnification obligations of the Cove Principals under the Merger Agreement;

(j) Euroseas shall have raised at least $21 million in the Private Placement on terms reasonably satisfactory to Euroseas;

(k) At closing, Cove's capitalization shall be unchanged and all loans made to Cove and all other outstanding debt and all other liabilities shall have been paid in full;

(l) Euroseas shall have received written resignations and releases from each of Cove's directors and officers and which resignations and releases, by their respective terms, shall become effective immediately prior to the effective time of the Merger; provided however that Jodi Hunter shall remain an at will employee of Cove and the Surviving Corporation;

(m) Cove shall have conducted the operation of its business in material compliance with all applicable laws and all approvals required of Cove under applicable law to enable Cove to perform its obligations under the Merger Agreement shall have been obtained; and

(n) All corporate proceedings of Cove in connection with the Merger and the other transactions contemplated by the Merger Agreement and all agreements, instruments, certificates, and other documents delivered to Euroseas by or on behalf of Cove pursuant to the Merger Agreement shall be reasonably satisfactory to Euroseas and its counsel.

(o) Cove shall have moved its principal headquarters from California to the Cayman Islands and shall have filed all documentation and paid all fees necessary to locate its principal headquarters in the Cayman Islands and to terminate its authorization to do business in California: and

Conditions to Obligations of Cove to Effect the Merger.

Unless waived by Cove, the obligations of Cove to effect the Merger are subject to the fulfillment at or prior to the closing date of the additional following conditions:

(a) Euroseas shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the closing date and the representations and warranties of Euroseas contained in the Merger Agreement shall be true and correct in all material respects (except for those representations and warranties which are themselves limited by a reference to materiality, which shall be true and correct in all respects, other than as modified) on and as of (i) the date made and (ii) the closing date (in each case except in the case of representations and warranties expressly made solely with reference to a particular date which shall be true and correct in all material respects as of such date); and Cove shall have received a certificate of the President of Euroseas to that effect;


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


(b) Cove shall have received an opinion of Seward & Kissel LLP, counsel to Euroseas, dated the closing date, in form and substance reasonably satisfactory to Cove;

(c) Cove shall have received a "comfort" letter from Deloitte & Touche LLP, independent certified public accountants for Euroseas, dated the date of the Information Statement and the closing date (or such other date reasonably acceptable to Cove) with respect to certain financial statements of Euroseas and other related financial information included in the Information Statement in customary form;

(d) At closing, Euroseas' capitalization shall be unchanged, except as may be adjusted for the issuance of the shares and warrants, if any, in the Private Placement;

(e) Cove shall have received a certificate of the corporate Secretary of Euroseas, together with a certified copy of the resolutions duly authorized by the Board of Directors and Euroseas authorizing the Merger and the transactions contemplated by the Merger Agreement;

(f) Cove shall have received a certificate of good standing for Euroseas from the Registrar of Corporations of the Republic of the Marshall Islands dated as of a date that is within five (5) days of the closing date;

(g) Euroseas shall have furnished to Cove such additional certificates and other customary closing documents as Cove may have reasonably requested;

(h) Since the date of the Merger Agreement there shall not have been any material adverse effect with respect to Euroseas and its subsidiaries, the likelihood of which was not previously disclosed to Cove by Euroseas; and

(i) All corporate proceedings of Euroseas in connection with the Merger and the other transactions contemplated by the Merger Agreement and all agreements, instruments, certificates and other documents delivered to Cove by or on behalf of Euroseas pursuant to the Merger Agreement shall be in substantially the form called for hereunder or otherwise reasonably satisfactory to Cove and its counsel.

Termination.

The Merger Agreement may be terminated at any time prior to the closing date, whether before or after approval by the stockholders of Cove:

(a)  by mutual consent in writing of Cove and Euroseas;


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(b)  unilaterally upon written notice by Cove to Euroseas upon the occurrence of a material adverse effect with respect to Euroseas, the likelihood of which was not previously disclosed to Cove in writing by Euroseas prior to the date of the Merger Agreement;

(c) unilaterally upon written notice by Euroseas to Cove upon the occurrence of a material adverse effect with respect to Cove, the likelihood of which was not previously disclosed to Euroseas in writing by Cove prior to the date of the Merger Agreement;

(d) unilaterally upon written notice by Cove to Euroseas in the event a material breach of any material representation or warranty of Euroseas contained in the Merger Agreement (unless such breach shall have been cured within ten (10) days after the giving of such notice by Cove), or the willful failure of Euroseas to comply with or satisfy any material covenant or condition of Euroseas contained in the Merger Agreement;

(e) unilaterally upon written notice by Euroseas to Cove in the event of a material breach of any material representation or warranty of Cove or the Cove Principals contained in the Merger Agreement (unless such breach shall have been cured by Cove or the Cove Principals within ten (10) days after the giving of such notice by Euroseas), or Cove's or the Cove Principals' willful failure to comply with or satisfy any material covenant or condition of Cove or the Cove Principals contained in the Merger Agreement, or if Cove fails to obtain the approval of Cove's stockholders;

(f) unilaterally upon written notice by either Cove or Euroseas to the other if the Merger is not consummated for any reason by the close of business on February 28, 2006, provided however that no party may avail itself of this ground for termination if such failure to consummate the Merger is caused by such party either in breach of the Merger Agreement or by not proceeding in good faith towards the consummation of the Merger; or

(g) unilaterally upon written notice by Euroseas to Cove in the event that by September 1, 2005, Euroseas shall not have raised at least $21 million in the Private Placement on terms reasonably satisfactory to Euroseas.

Effect of Termination.

In the event of termination of the Merger Agreement by either Cove or Euroseas, the Merger Agreement shall become void and there shall be no further obligation on the part of either Euroseas or Cove (except with respect to confidential and nonpublic information and payment of expenses, which shall survive such termination). No party shall be relieved from liability for any breach of the Merger Agreement.

Amendment.

The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

Expenses.

Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses, except as provided in that certain Engagement Agreement dated April 21, 2005 between Roth Capital Partners, LLC and Eurobulk Ltd., which provides for the payment of certain expenses of the transaction by Eurobulk Ltd., which expenses shall be paid by Euroseas if the Merger is consummated.


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Indemnification.

Euroseas has agreed to indemnify and hold harmless Cove and the Cove stockholders (in the aggregate, in proportion to each such Cove stockholder's ownership of the capital stock of Cove, on a fully diluted basis) and each of their affiliates and their respective fiduciaries, directors, officers, controlling persons, representatives and agents against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses and costs of investigation) (a "Loss") arising, directly or indirectly, out of or in connection with (i) any material breach of any representation or warranty of Euroseas contained in the Merger Agreement, or
(ii) any breach of any covenant or agreement of Euroseas contained in the Merger Agreement.

Cove and each of the Cove Principals has jointly and severally agreed to indemnify and hold harmless Euroseas and each of its affiliates and its respective fiduciaries, directors, officers, controlling persons, representatives and agents against and hold them harmless from any Loss arising, directly or indirectly, out of or in connection with (i) any material breach of any representation or warranty of Cove or a Cove Principal contained in the Merger Agreement, (ii) any breach of any covenant or agreement of Cove or a Cove Principal contained in the Merger Agreement, (iii) any liabilities of Cove (other than accounts payable incurred in the ordinary course of business to the extent they do not exceed net current assets) occurring or accruing prior to the effective time of the Merger, including but not limited to any securities law violations; (iv) any claim by any Cove stockholder related to any sale or transfer of shares of Cove common stock by the Cove Principals prior to the effective time of the Merger. The sole recourse Euroseas shall have against the Cove Principals for any such Loss shall be to the pledged shares, unless the Loss arises, directly or indirectly, out of or in connection with any breach of a representation or warranty that was knowing, intentional, grossly negligent or reckless (each, a "Significant Breach"), in which event Euroseas' recourse against the Cove Principals shall not be limited to the pledged shares.

In furtherance of the foregoing, on or prior to the closing date, the Cove Principals have agreed to pledge or cause to be pledged to Euroseas an aggregate of at least 475,000 Euroseas shares (after giving effect to the Merger and the exchange of Cove common stock for Euroseas Shares in connection therewith) by pledgors reasonably acceptable to Euroseas and such pledged shares shall be deposited with an independent collateral agent to secure the indemnification obligations of the Cove Principals under the Merger Agreement.


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POST MERGER

Prior to entering the Merger Agreement, Shawn Peterson, Kevin Peterson and Jodi Hunter were the sole directors and officers of Cove. Jodi Hunter resigned as a director of Cove effective as of June 20, 2005, but she will continue as an unpaid employee at will of the Surviving Company.

After the effective time of the Merger, Cove will continue in its existing line of business for such period of time as is necessary in order to facilitate a tax free reorganization in the Merger. Euroseas has agreed to use its best efforts to employ Jodi Hunter as an at will employee for this purpose and Jodi Hunter has agreed to perform such services for this purpose and to provide an office in the Cayman Islands at no cost or expense to Euroseas. Euroseas is not required to provide any financing to Cove and its successor, but rather the expenses of operation of Cove will be the sole responsibility of Kevin Peterson.

The shares of common stock of Cove are currently traded on the OTC Bulletin Board under the symbol "CVAP.OB."

Following the Merger, stockholders of Cove will become shareholders of Euroseas. The current executive officers and directors of Merger Sub will be the executive officers and directors of the Surviving Corporation after the effective time. Upon the consummation of the Merger, the Surviving Corporation will become a wholly-owned subsidiary of Euroseas. Euroseas shares, including those exchanged for Cove shares in the Merger will initially trade on the OTC Bulletin Board. Euroseas will seek to obtain a NASDAQ listing or an exchange listing as soon as practicable after the Merger.

BACKGROUND AND REASONS FOR THE MERGER

Cove

Cove's Board of Directors has determined that the Merger is in the best interests of Cove and its shareholders. Cove's Board has unanimously approved the Merger Agreement and the transactions contemplated thereby. In reaching its determination to recommend approval of the Merger, Cove's Board of Directors considered a number of factors, including the following:

(a) Cove only has nominal revenues, and upon analysis of the potential opportunity, the Board of Directors of Cove decided to merge with Euroseas because the Board was of the view that the Cove stockholders would have a better opportunity as shareholders of Euroseas than as stockholders of Cove;

(b) there has been strong raw materials demand in recent years by developing countries, particularly China and India, that has resulted in robust growth for drybulk shipping as well as increased freight rates, attributable in part to industrywide capacity constraints. As a result, the drybulk shipping sector has been attracting growing investor interest, with a number of drybulk and other seaborne shipping companies recently completing or planning public financings in the United States of America and other financial markets;



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(c)  Euroseas has an experienced, highly regarded management team, which Cove's
     Board believes is well suited to pursue a strategy of acquiring and operating drybulk vessels; and

(d) the fact that the merger should constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

Cove's Board of Directors also considered potential risks relating to the Merger, including the following:

(a) the fact that Euroseas is a recently formed foreign corporation and that Cove's stockholders will have minority ownership in Euroseas following consummation of the merger;

(b) a macroeconomic slowdown, particularly in China or India, which would reduce the demand for shipping capacity, thereby resulting in reduced shipping rates;

(c)  the risks and costs to Cove if the Merger is not completed; and

(d) the restrictions on the conduct of Cove's business prior to completion of the Merger, which may delay or prevent Cove from exploiting business opportunities that may arise pending completion of the Merger.

The foregoing discussion of the information and factors considered by Cove's Board of Directors is not intended to be exhaustive, but includes the material factors considered by it. In view of the variety of factors considered in connection with its evaluation of the Merger, Cove's Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. After weighing all of the different factors, Cove's Board of Directors unanimously determined to recommend that Cove's stockholders vote to approve the Merger.

No consideration was given by Cove's Board to securing an opinion of an independent investment banker or other financial advisor to the effect that the Merger would be fair, from a financial point of view, to Cove stockholders in view of the fact that the Cove Board does not believe that the terms of the Merger give rise to any inherent conflict of interest between Cove's executive officers, directors and principal stockholders and non-affiliated stockholders. In this regard, Cove's Board took note of the fact that its current executive officers, directors and principal stockholders will receive no benefit from the Merger that would not otherwise be available to the Cove stockholders as a whole. In addition, Cove's Board took note of the fact that no executive officers, directors or principal stockholders are to become salaried employees of Euroseas subsequent to the consummation of the Merger.

Euroseas

Euroseas' Board of Directors has determined that the Merger is in the best interests of Euroseas and its shareholders. Both the Euroseas Board and its shareholders have unanimously approved the Merger Agreement and the transactions contemplated thereby. In reaching its determination, Euroseas' Board of Directors considered a number of factors, including the following:


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

(a) the Merger would afford Euroseas access to a company with a public listing whose shares could trade and help develop a market for Euroseas's common stock once the Merger was consummated;

(b) publicly traded securities would afford Euroseas' management, after the consummation of the transaction, the opportunity to utilize Euroseas' authorized but unissued securities to attempt to acquire other compatible businesses; and

(c) this transaction substantially reduces the uncertainty attendant to Euroseas' own public offering of securities as compared to an underwritten initial public offering, and the possibility that any such offering might not be successfully consummated in view of then prevailing market conditions.

Euroseas' Board of Directors also considered potential risks relating to the Merger, including the following:

(a) factors beyond Euroseas' control, such as industry economic conditions, general economic conditions, terrorism or war, could have an adverse effect upon the market price of Euroseas' common stock after the Merger;

(b) the additional significant expense and responsibility of being a U.S. public company, including Sarbanes-Oxley Act compliance, corporate governance issues, SEC reporting requirements, and stock exchange listing requirements;

(c) the necessity of ongoing direct communication with the investment community, which is time consuming and may detract from executive time that would otherwise be devoted to business operations; and

(d) the risk that the Cove stockholders may not approve the Merger and Euroseas would have incurred significant legal, accounting and other expenses in connection the proposed transaction.

After a complete review and analysis of the foregoing and other risks, Euroseas' Board of Directors unanimously concluded that the benefits of the Merger outweighed the risks involved.

SAFE HARBOR STATEMENT

Statements in this presentation may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties including, but not limited to, the need for Euroseas to manage its growth and integrate additional capital, acquire additional vessels, volatility in the drybulk shipping business and vessel charter rates, its ability to obtain sufficient capital, the volatility of its stock price, and other risks and factors. Forward-looking statements made during this presentation speak only as of the date on which they are made, and neither Cove nor Euroseas undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date of this presentation.

Because forward-looking statements are subject to risks and uncertainties, we caution you not to place undue reliance on any forward-looking statements. All written or oral forward-looking statements by Cove or Euroseas or persons acting on their behalf are qualified by these cautionary statements.

DESCRIPTION OF EUROSEAS

General

Euroseas is a privately-held, independent commercial shipping company that operates in the drybulk and container shipping markets through its wholly-owned subsidiaries. Euroseas was formed on May 5, 2005 under the laws of the Republic of the Marshall Islands. Its principal offices are located in Maroussi, Greece and its telephone number is 011 30 210 6105110.

Euroseas' Corporate Structure

Euroseas owns its seven vessels through seven separate wholly-owned subsidiaries. The operations of the vessels are managed by Eurobulk Ltd. ("Eurobulk"), an affiliated company, under management contracts with each ship-owning company. These services include technical management, such as managing day-to-day vessel operations including supervising the crewing, supplying, maintaining and drydocking of vessels, commercial management regarding identifying suitable vessel charter opportunities and certain accounting services. The names of the wholly owned subsidiaries that own each vessel and the vessel each owns are as follows:

             OWNER               COUNTRY OF INCORPORATION                VESSEL                      FLAG
                                                                          NAME
    ------------------------- -------------------------------- ---------------------------- -----------------------
1)     Diana Trading Ltd.        Republic of the Marshall                 IRINI                 Marshall Islands
                                          Islands
    ------------------------- -------------------------------- ---------------------------- -----------------------
2)  Alterwall Business Inc.         Republic of Panama                YM QINGDAO I                Panamanian
    ------------------------- -------------------------------- ---------------------------- -----------------------
3)   Allendale Investments          Republic of Panama                 KUO HSIUNG                 Panamanian
              S.A.
    ------------------------- -------------------------------- ---------------------------- -----------------------
4)  Alcinoe Shipping Limited        Republic of Cyprus                 PANTELIS P.                 Cypriot
    ------------------------- -------------------------------- ---------------------------- -----------------------
5)     Searoute Maritime            Republic of Cyprus                    ARIEL                    Cypriot
            Limited
    ------------------------- -------------------------------- ---------------------------- -----------------------
6)    Oceanpride Shipping           Republic of Cyprus                   JOHN P.                   Cypriot
            Limited
    ------------------------- -------------------------------- ---------------------------- -----------------------
7)    Oceanopera Shipping           Republic of Cyprus                 NIKOLAOS P.                 Cypriot
            Limited

Euroseas' Fleet

Euroseas' fleet consist of five drybulk carriers and two containerships with an aggregate of 190,904 deadweight tons, or dwt, for the five drybulk carriers and 2,538 twenty-foot equivalent units, or teu, total capacity, for the two containerships. The following table describes Euroseas' current fleet:

                            Country                                 TEU Capacity
 Vessel            Dwt       Built     Year Built       Type
 ------            ---       -----     ----------       ----        ------------
 IRINI            69,734     Japan        1988        Dry Bulk           N/A
 YM QINGDAO I     18,253     Japan        1990     Containership        1,269
 KUO HSIUNG       18,154     Japan        1993     Containership        1,269
 PANTELIS P.      26,354    Scotland      1981        Dry Bulk           N/A
 ARIEL            33,712     Japan        1977        Dry Bulk           N/A
 JOHN P.          26,354    Scotland      1981        Dry Bulk           N/A
 NIKOLAOS P.      34,750     Spain        1984        Dry Bulk           N/A

Competitive Strengths

Euroseas believes that it possesses the following competitive strengths:

Experienced Management Team. Euroseas' management team has significant experience in operating drybulk carriers and expertise in all aspects of commercial, technical, operational and financial areas of its business. The main shareholding family of Euroseas has over 100 years experience in shipping and enjoys a well established reputation.

Strong Customer Relationships. Euroseas, through Eurobulk, its ship management company, and Eurochart, its chartering broker, each has many long-established customer relationships with major charterers and shipping pools (Klaveness), and Euroseas believes it is well regarded within the international shipping community.

Profitable Operations to Date. Euroseas' main principals have over the years operated vessels profitably by carefully selecting secondhand vessels, competitively commissioning and actively supervising cost-efficient shipyards to perform repair, reconditioning and systems upgrading work, together with a proactive preventive maintenance program both ashore and at sea, and employing professional, well-trained masters, officers and crews. Euroseas believes that this combination allows it to minimize off-hire periods, effectively manage insurance costs, and control overall operating expenses.

Business Strategy

Euroseas' business strategy is focused on providing reliable seaborne transportation services at competitive cost, and building and maintaining relationships with charterers of drybulk carriers, brokers, suppliers, classification societies and others in the drybulk and container shipping industry. Additionally, with the proceeds from the Private Placement, Euroseas plans to expand its fleet to increase its revenues and make its drybulk carrier business more cost efficient and more attractive to its customers.

Euroseas' Vessel Employment

Euroseas employs its vessels in the spot charter market and under time charters and pool arrangements. Presently, five of Euroseas' vessels are currently employed under time charters, while one is in drydock effecting repairs to its rudder until approximately the end of August (m/v Ariel) and one is employed in the Klaveness run Baumarine pool (m/v Irini). The owning company of m/v Irini participates in three short funds managed by Klaveness.

A spot charter is a contract to carry a specific cargo for a per ton carry amount. Under spot charters, Euroseas pays voyage expenses such as port, canal and fuel costs. A time charter is a contract to charter a vessel for an agreed period of time at a set daily rate. Under time charters, the charterer pays these voyage expenses. A pool charter is essentially a time charter with a floating charter rate. The actual charter hire the pool vessel receives is its corresponding share of all the income generated by all vessels that participate in the pool. A short fund comprises of one or more contracts of affreightment ("COA"). These are contracts which the pool manager has secured to carry via its ships some specific types and quantities of cargo over a fixed time horizon at a fixed rate per ton of cargo carried. The combined effect of having a vessel in a spot pool and securing COA's can be equivalent to establishing a long term time charter.

Under all types of charters, Euroseas will pay for vessel operating expenses, which include crew costs, provisions, deck and engine stores, lubricating oil, insurance, maintenance and repairs. Euroseas is also responsible for each vessel's intermediate drydocking and special survey costs.

Vessels operating on time charter provide more predictable cash flows, but can yield lower profit margins than vessels operating in the spot market during periods characterized by favorable market conditions. Vessels operating in the spot market generate revenues that are less predictable but may enable Euroseas to increase profit margins during periods of improvements in drybulk rates. However, Euroseas would then be exposed to the risk of declining drybulk rates, which may be higher or lower than the rates at which Euroseas chartered its vessels. Euroseas is constantly evaluating opportunities for time charters, but only expects to enter into additional time charters if Euroseas can obtain contract terms that satisfy its criteria.

Euroseas Major Customers and Charterers

Euroseas' major charterer customers during the last three years include Bulkhandling / Klaveness, Cheng Lie, Swiss Marine, Hamburg Bulk Carriers, and Phoenix. Euroseas is a relationship driven company, and its top 5 customers in the first quarter of 2005 include four of its top five customers from 2004 (Cheng Lie, Swiss Marine, HBC, Pancoast, and Phoenix). Euroseas' top 5 customers accounted for approximately 68% of its total revenues for 2004 and 68 % of its total revenues for 2003. During the first quarter of 2005, Euroseas' top five customers accounted for 76% of its total revenues.

Euroseas' Ship Management

Euroseas' seven vessel fleet is managed by Eurobulk, an affiliate for which Euroseas pays 590 Euros/vessel/day, or approximately $700/day, to provide all ship operations management and oversight, including supervising the crewing, supplying, maintaining and drydocking of vessels, commercial management regarding identifying suitable vessel charter opportunities and certain accounting services. Eurobulk is an ISO 9001 certified ship management company.

Euroseas' Employees

Euroseas' only employees are its CEO and CFO. The total renumeration of these two employees, either directly or through consulting companies related to them, is $500,000 per year.

Euroseas' subsidiary shipowning companies recruit through Eurobulk either directly or through a crewing agent, the senior officers and all other crew members for Euroseas' vessels.

Euroseas' Property

Euroseas does not at the present time own or lease any real property. As part of the management services provided by Eurobulk during the period in which Euroseas conducted business to date, Euroseas has shared, at no additional cost, offices with Eurobulk. Euroseas does not have current plans to lease or purchase space for its offices, although it may do so in the future.

Euroseas' Competitors

Euroseas operates in markets that are highly competitive and based primarily on supply and demand. Euroseas competes for charters on the basis of price, vessel location, size, age and condition of the vessel, as well as on its reputation. Eurobulk arranges Euroseas' charters (whether spot charters, time charters or pools) through the use of Eurochart, an affiliated broking company who negotiates the terms of the charters based on market conditions. Euroseas competes primarily with other owners of drybulk carriers in the drybulk Handysize, Handymax and panamax sectors and the feeder containership sector. Ownership of drybulk carriers and feeder containerships is highly fragmented and is divided among state controlled and independent bulk carrier owners. Some of Euroseas' publicly owned competitors include:

Diana Shipping (NYSE: DSX) - larger vessels (9).

Dryships (Nasdaq: DRYS) - larger vessels (27).

Excel Maritime (NYSE: EXM) - mix of vessels (19) primarily larger size.

Eagle Bulk Shipping (Nasdaq: EGLE) - handymaxes (11)

Euroseas' Seasonality

Coal, iron ore and grains, which are the major bulks of the drybulk shipping industry, are somewhat seasonal in nature. The energy markets primarily affect the demand for coal, with increases during hot summer periods when air conditioning and refrigeration require more electricity and towards the end of the calendar year in anticipation of the forthcoming winter period. The demand for iron ore tends to decline in the summer months because many of the major steel users, such as automobile makers, reduce their level of production significantly during the summer holidays. Grains are completely seasonal as they are driven by the harvest within a climate zone. Because three of the five largest grain producers (the United States of America, Canada and the European Union) are located in the northern hemisphere and the other two (Argentina and Australia) are located in the southern hemisphere, harvests occur throughout the year and grains required drybulk shipping accordingly.

Euroseas' Legal Proceedings

To Euroseas' knowledge, it is not currently a party to any material lawsuit that, if adversely determined, would have a material adverse effect on its financial position, results of operations or liquidity.

Euroseas' Exchange Controls

Under Marshall Island law, there are currently no restrictions on the export or import of capital, including foreign exchange controls or restrictions that affect the remittance of dividends, interest or other payments to non-resident holders of Euroseas' shares.

EUROSEAS' MANAGEMENT

The following sets forth the name and position of each of Euroseas' directors and executive officers immediately after the effective date of the Merger.


NAME                             AGE     POSITION

Aristides J. Pittas              46      Chairman, President and CEO; Director
Dr. Anastasios Aslidis           45      CFO and Treasurer; Director
Aristides P. Pittas              53      Vice Chairman; Director
Stefania Karmiri                 37      Secretary
George Scarvelis                 44      Director
George Taniskides                44      Director
Gerald Turner                    57      Director
Panos Kyriakopoulos              45      Director

Aristides J. Pittas has been a member of the board of directors and Chairman and CEO of Euroseas since its inception on May 5, 2005. Since 1997, Mr. Pittas has also been the President of Eurochart S.A., an affiliate of Euroseas. Eurochart is a shipbroking company specializing in chartering and selling and purchasing ships. Since 1997, Mr. Pittas has also been the President of Eurotrade, a ship operating company and an affiliate of Euroseas. Since January 1995, Mr. Pittas has been the Managing Director of Eurobulk Ltd., an affilate of Euroseas. Eurobulk is a dry bulk shipping company, which provides ocean transportation solutions for international commodity companies. From September 1991 to December 1994, Mr. Pittas was the Vice President of Oceanbulk Maritime SA, a ship management company. From March 1990 to August 1991, Mr. Pittas served both as the Assistant to the General Manager and the Head of the Planning Department of Varnima International SA, a shipping company operating tanker vessels. From June 1987 until February 1990, Mr Pittas was the head of the Central Planning department of Eleusis Shipyards S.A. From January 1987 to June 1987, Mr. Pittas served as Assistant to the General Manger of Chios Navigation Shipping Company in London, a company that provides ship management services. From December 1985 to January 1987, Mr. Pittas worked in the design department of Eleusis Shipyards S.A. where he focused on shipbuilding and ship repair. Mr. Pittas has a B.Sc. in Marine Engineering from University of Newcastle - Upon-Tyne and a MSc in both Ocean Systems Management and Navel Architecture and Marine Engineering from the Massachusetts Institute of Technology.

Dr. Anastasios Aslidis has been a partner at Marsoft, an international consulting firm focusing on investment and risk management in the maritime industry since 1989. As of August 2005, he has accepted an offer to join Euroseas as a director and the CFO. Dr. Aslidis has more than 17 years of experience in the maritime industry. Since 2003, he has been working on financial risk management methods for shipowners and banks lending to the maritime industry, especially as pertaining to compliance to the Basel II Capital Accords. He has been consultant to the Board of Directors of shipping companies (public and private) advising in strategy development, asset selection and investment timing. Between 1993 and 2003, as part of his work at Marsoft, he worked on various projects including development of portfolio and risk management methods for shipwoners, establishment of investments funds and structuring private equity in the maritime industry and business development for Marsoft's services. Between 1991 and 1993, Dr. Aslidis work on the economics of the offshore drilling industry. Between 1989 and 1991, he worked on the development of a trading support system for the dry bulk shipping industry on behalf of a major European owner. Dr. Aslidis holds a diploma in Naval Architecture and Marine Engineering from the National Technical University of Athens (1983), M.S. in Ocean Systems Management (1984) and Operations Research
(1987) from MIT, and a Ph.D. in Ocean Systems Management (1989) also from MIT.

Aristides P. Pittas has been a member of the board of directors and Vice Chairman of Euroseas since its inception on May 5, 2005. Mr. Pittas has been a shareholder in over 70 oceangoing vessels during the last 20 years. Since 1993, Mr. Pittas has been the Vice President of Eurobulk Ltd, an affilate of Euroseas. Eurobulk is a dry bulk shipping company, which provides ocean transportation solutions for international commodity companies. Since February 1989, Mr. Pittas has been the Vice President of Oceanbulk Maritime SA, a ship management company. From November 1987 to February 1989, Mr. Pittas was employed in the supply department of Drytank SA, a shipping company. From November 1981 to June 1985, Mr. Pittas was employed at Trust Marine Enterprises, a brokerage house as a S+P broker. From September 1979 to November 1981, Mr. Pittas worked at Gourdomichalis Maritime SA in the operation and Freight Collection department. Mr Pittas has a B.Sc in Economics from Athens School of Economics.

Stephania Karmiri has been Secretary of Euroseas since its inception on May 5, 2005. Since July 1995, Mrs Karmiri has been executive secretary to Eurobulk Ltd., an affilate of Euroseas. Eurobulk is a dry bulk shipping company, which provides ocean transportation solutions for international commodity companies. At Eurobulk Mrs. Karmiri has been responsible for dealing with sale and purchase transactions, vessel registrations/deletions, bank loans, supervision of office administration and office/vessel telecommunication. From May 1992 to June 1995, she was secretary to the technical department of Oceanbulk Maritime SA, a ship management company. From 1988 to 1992, Mrs. Karmiri served as assistant to brokers for Allied Shipbrokers, a company that provides shipbroking services to sale and purchase transactions. Mrs Karmiri has taken assistant accountant and secretarial courses from Didacta college.

George Scarvelis has been a director of Euroseas since its inception. He has been active in shipping since 1982. In 1992, he founded Marine Spirit S.A., a dry bulk shipping management company. Between 1999 and 2003, Marine Spirit acted as one of the crewing managers for Eurobulk. From 1986 until 1992, Mr. Scarvelis was operations director at Markos S. Shipping Ltd. From 1982 until 1986, he worked with Glysca Compania Naviera, a management company of five vessels. Over the years Mr Scarvelis has been a shareholder in numerous ships and presently is one of the shareholders of Friends Investment Company Inc., the principal shareholder of Euroseas. He has a B.sc. in economics from the Athens University Law School.

George Taniskides has been a director of Euroseas since its inception. He is the Chairman and Managing Director of NovaBank and a member of the Board of Directors of BankEuropa (subsidiary bank of NovaBank in Turkey). He is a member of the Executive Committee of the Hellenic Banks Association. From 2003 until 2005, he was a member of the Board of Directors of Visa International Europe, elected by the Visa issuing banks of Cyprus, Malta, Portugal, Israel and Greece. From 1990 to 1998, Mr. Taniskidis worked at XIOSBANK (until its acquisition by Piraeus Bank in 1998) in various positions, with responsibility for the bank's credit strategy and network. Mr. Taniskides studied Law in the National University of Athens and in the University of Pennsylvania Law School, where he received a LL.M. After law school, he joined the law firm of Rogers & Wells in New York, where he worked until 1989 and was also a member of the New York State Bar Association. He is also a member of the Young Presidents Organization.

Gerald Turner has been a director of Euroseas since its inception. Since 1999, he has been the Chairman and Managing Director of AON Turner Reinsurance Services. From 1987 to 1999, he was the Chairman and sole owner of Turner Reinsurance services. From 1977 to 1987, he was the Managing Director of E.W.Payne Hellas (member of the Sedgwik group).

Panos Kyriakopoulos has been a director of Euroseas since its inception. Since July 2002, he has been the C.E.O. of New Television S.A., one of the leading Mass Media Companies in Greece, running television and radio stations. From July 1997 to July 2002 he was the C.E.O. of the Hellenic Post Group, the Universal Postal Service Provider, having the largest retail network in Greece for postal and financial services products. From March 1996 until July 1997, Mr. Kyriakopoulos was the General Manager of ATEMKE SA, one of the leading construction companies in Greece listed on the Athens Stock Exchange. From December 1985 to March 1996, he was the Managing Director of Globe Group of Companies, a group active in the areas of shipowning and management, textiles and food and distribution. The company was listed on the Athens Stock Exchange. From June 1983 to December 1986, Mr. Kyriakopoulos was an assistant to the Managing Director of Armanda Marine S.A., a company active in international trading and shipping, owning and managing a fleet of 12 vessels. Presently he is a member of the Board of Directors of the Hellenic Post, Euroseas Ltd. and General Secretary of the Hellenic Private Television Owners Union. He has also been an investor in the shipping industry for more than 20 years. Mr. Kyriakopoulos has a B.Sc. degree in Marine Engineering from the University of Newcastle upon Tyne and a MSc.degree in Naval Architecture and Marine Engineering with specialization in Management from the Massachusetts Institute of Technology.

Euroseas' Family Relationships

Aristides P. Pittas is the cousin of Aristides J. Pittas, the CEO of Euroseas.

Euroseas' Employment Agreements

Euroseas expects to enter into employment agreements with Mr. Aristides J. Pittas and Mr. Anastasios Aslidis for work performed in Greece and separate consulting agreements with companies owned by each of them for work to be performed outside of Greece.

Euroseas' Director Compensation

Directors who are employees of Euroseas or beneficially own greater than 10% of the outstanding common stock will receive no compensation for serving on the Board or its committees. Directors who are not employees of Euroseas and do not beneficially own greater than 10% of the outstanding common stock will receive the following compensation: an annual retainer of $10,000, plus an additional retainer of $5,000, if serving as Chairman of the Audit Committee. All directors are reimbursed reasonable out-of-pocket expenses incurred in attending meetings of the Euroseas Board of Directors or any committee of the Board of Directors.

Euroseas' Executive Compensation

Euroseas was formed in 2005 and therefore no compensation was paid in 2004. Euroseas' expects to pay its two employees an aggregate of $500,000 per year (before bonuses), commencing June 2005.

Euroseas' Options

Euroseas was formed in 2005 and therefore no options were granted by Euroseas during the fiscal year ended December 31, 2004. There are currently no options outstanding to acquire any Euroseas shares.

Euroseas' Option Plans

Euroseas does not currently have any option plans. However, it expects to adopt an equity incentive plan which will entitle its officers, key employees and directors to receive options to acquire shares of Euroseas common stock, restricted shares and stock appreciation rights.

CERTAIN RELATED TRANSACTIONS OF EUROSEAS

Each of Euroseas' vessel owning subsidiaries has entered into a management contract with Eurobulk, a company affiliated with Euroseas. Pursuant to the management contracts, Eurobulk is responsible for all aspects of management and maintenance for each of the vessels. Pursuant to the management agreements, Euroseas is obligated to pay Eurobulk 590 Euros/vessel/day, or approximately $700/vessel/day to provide all ship operations management and oversight, including supervising the crewing, supplying, maintaining and drydocking of vessels, commercial management regarding identifying suitable vessel charter opportunities and certain accounting services.

Euroseas receives chartering and S&P services from Eurochart SA, an affiliate, and pays a commission of 1.25% on charter revenue and 1% on vessel sales price. Euroseas will pay commissions to major charterers and their brokers as well that usually range from 3.75% - 5.00%.

More Maritime Agencies Inc. are crewing agents and Sentinel Marine Services Inc. are insurance brokering companies and affiliates to whom Euroseas will pay a fee of $50 per crew member/month and a commission on premium not exceeding 5%, respectively.

Euroseas believes that the fees it pays to affiliated entities are no greater than what it would pay to non-affiliated third parties and are standard industry practice. However, there could be conflicts due to these affiliations.

Friends has advanced a loan of $500,000 to Euroseas to cover all of the start-up costs of Euroseas. This loan will be repaid to Friends, interest free, upon the earlier of (i) the closing of the Private Placement fund raising and (ii) December 31, 2005.

EUROSEAS' DIVIDEND POLICY

Euroseas' expects that its dividend policy will be similar to other leading drybulk ship companies and will be intended to offer shareholders cash flow while retaining sufficient capital to meet its growth objectives. Euroseas plans to distribute, on a quarterly basis, substantially all available cash flow generated by operations less any debt service requirements, expenses and reserves for scheduled drydockings, intermediate and special surveys and after establishing a working capital reserve as required by its business needs, the terms of its credit facilities, its growth strategy and other cash needs as determined by its Board of Directors or required by prevailing law. However, the drybulk shipping industry is highly volatile, and Euroseas cannot accurately predict the amount of cash distributions that it may make in any given quarterly period. Dividends based on past charter hire rates are not necessarily representative of future rates, which are subject to volatile changes due to the cyclical nature of the drybulk shipping industry.

TAX ITEMS DISCUSSION

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
-----------------------------------------------------

The following is a discussion of certain material U.S. federal income tax consequences to a Cove stockholder of the exchange of Cove shares for shares of Euroseas common stock in the Merger. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), treasury regulations promulgated under the Code, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively.

No party has sought or will seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. Cove has obtained the opinion of its counsel, Kirkpatrick & Lockhart Nicholson Graham LLP ("K&L"), that the Merger should be treated as a non-taxable reorganization for U.S. federal income tax purposes. Neither the discussion below, nor K&L's opinion, is in any way binding on the IRS or the courts or in any way constitutes an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

The U.S. federal income tax consequences to a holder of Cove shares from the Merger may vary depending upon such stockholder's particular situation or status. This discussion is limited to holders of Cove shares who hold their Cove shares and will hold their Euroseas common stock as capital assets, and it does not address aspects of U.S. federal income taxation that may be relevant to holders of either Cove or Euroseas shares who are subject to special treatment under U.S. federal income tax laws, including but not limited to:

    non-U.S. holders (as defined below);

    dealers in securities;

    banks and other financial institutions;

    insurance companies;

    tax-exempt organizations, plans or accounts;

    persons holding their Cove shares as part of a "hedge," "straddle" or other risk reduction transaction;

    persons holding their Cove shares through partnerships, trusts or other entities;

    U.S. persons whose functional currency is not the U.S. dollar; and

    controlled foreign corporations or passive foreign investment companies, as those terms are defined in the Code.

In addition, this discussion does not consider the effects of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations, or the alternative minimum tax.

For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of Cove shares that is not, for U.S. federal income tax purposes:

    a citizen or resident of the United States;

    a corporation created or organized in or under the laws of the United
             States or any state thereof (including the District of Columbia);

    an estate the income of which is subject to United States federal income tax regardless of its source; or

    a trust, if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on August 20, 1996, was treated as a United States trust on August 19, 1996 and validly elected to continue to be treated as a United States trust).

For purposes of this discussion, a "U.S. holder" is, for U.S. federal income tax purposes, an individual, trust, or corporation that is a beneficial owner of Cove shares, who is not a non-U.S. holder.

EACH STOCKHOLDER IS URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND OWNERSHIP OF THE EUROSEAS SHARES, AND THE TAX CONSEQUENCES UNDER FOREIGN, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

TAX CONSEQUENCES OF THE MERGER
------------------------------

The Merger should be treated as a nontaxable reorganization for U.S. federal income tax purposes under Code Section 368(a). Accordingly, a U.S. holder of Cove shares should not recognize gain or loss upon the exchange of their shares of Cove common stock solely for shares of Euroseas common stock pursuant to the Merger. However, gain should be recognized with respect to cash, if any, received in whole or in part in exchange for shares of Cove common stock. Generally, the amount of gain recognized should equal the lesser of (i) the amount of cash received in the Merger, or (ii) the amount of gain realized in the Merger. Any gain recognized by a holder generally should be capital gain. Long-term capital gains are subject to preferential rates of taxation for certain non-corporate taxpayers. A U.S. holder's aggregate tax basis in the Euroseas shares received in the transaction should be the same as his or her aggregate tax basis in the Cove shares surrendered in the transaction, decreased by the amount of any cash received by the U.S. holder in the Merger, and increased by the amount of gain recognized by the U.S. holder with respect to any cash received in the Merger. The holding period of Euroseas shares received in the Merger should include the holding period of the Cove shares surrendered in the Merger.

         Distributions

Except as described below under the heading "Passive Foreign Investment Company and Controlled Foreign Corporation Status," any distributions made by Euroseas with respect to Euroseas common stock to a U.S. holder should generally constitute dividends for U.S. federal income tax purposes to the extent such distribution is attributable to Euroseas' current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of Euroseas' earnings and profits should be treated first as a nontaxable return of capital to the extent of the U.S. holder's tax basis in his or her common stock and thereafter as capital gain.

Dividends paid on Euroseas common stock to a U.S. holder who is an individual, trust or estate (a "U.S. Individual Holder") should be treated as "qualified dividend income" that is taxable to such U.S. Individual Holders at preferential tax rates (through 2008) provided that (1) the Euroseas common stock is readily tradable on an established securities market in the United States (such as The NASDAQ National Market); (2) Euroseas is not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable; and (3) the U.S. Individual Holder has owned the common stock for more than 60 days in the 121-day period beginning 60 days before the date on which the common stock becomes ex-dividend. Any dividends paid by Euroseas which are not eligible for these preferential rates should be taxed as ordinary income to a U.S. Individual Holder. LEGISLATION HAS BEEN RECENTLY INTRODUCED IN THE U.S. SENATE WHICH, IF ENACTED IN ITS PRESENT FORM, WOULD PRECLUDE EUROSEAS DIVIDENDS FROM QUALIFYING FOR SUCH PREFERENTIAL RATES.

Special rules may apply to any "extraordinary dividend"--generally, a dividend equal to or in excess of ten percent of a shareholder's adjusted basis (or fair market value in certain circumstances) in a share of common stock--paid by Euroseas. If Euroseas pays an "extraordinary dividend" on its common stock that is treated as "qualified dividend income," then any loss derived by a U.S. Individual Holder from the sale or exchange of such common stock should be treated as long-term capital loss to the extent of such dividend. Depending upon the amount of a dividend paid by Euroseas, such dividend may be treated as an "extraordinary dividend."

Because Euroseas is not a United States corporation, U.S. holders that are corporations should not be entitled to claim a dividends received deduction with respect to any distributions they receive from Euroseas.

         Sale, Exchange and Redemption of Euroseas Shares

Generally, except as described below under the heading "Passive Foreign Investment Company and Controlled Foreign Corporation Status," upon the sale or exchange of Euroseas shares, a U.S. holder should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the holder's adjusted tax basis in such Euroseas shares. For non-corporate U.S. holders, the maximum U.S. federal income tax rate applicable to such gain if such U.S. holder's holding period for such Euroseas shares exceeds one year and therefore qualifies as long-term capital gain is 15%. The deductibility of capital losses is subject to limitations.

Upon redemption of a Euroseas share by Euroseas for cash or property other than Euroseas shares, the redemption should be treated as a sale or exchange under
Section 302 of the Code and the tendering U.S. holder should recognize capital gain or loss to the extent the redemption proceeds are greater than the holder's adjusted tax basis in its Euroseas shares if the redemption proceeds received in exchange for the Euroseas shares: (i) are not essentially equivalent to a dividend distribution; (ii) are substantially disproportionate with respect to the tendering holder; (iii) completely terminate the holder's equity interest in Euroseas; or (iv) are distributed to a holder as part of a partial liquidation of Euroseas shares (as defined in Section 302 of the Code). In determining whether a redemption qualifies for sale or exchange treatment under Section 302 of the Code, a tendering holder must take into account Euroseas shares that are actually owned by the tendering holder and, in certain situations, shares that such holder is deemed to own through a related person or entity.

If the redemption does not qualify for sale or exchange treatment under Section 302 of the Code, the redemption proceeds should be treated as a distribution with respect to the U.S. holder's Euroseas shares. The distribution should be taxed as a dividend to the extent of Euroseas' current or accumulated earnings and profits. The amount of the distribution in excess of Euroseas' current or accumulated earnings and profits would be treated as a tax-free return of basis to the extent of the U.S. holder's adjusted tax basis in its Euroseas shares and as capital gain to the extent the distribution exceeds its basis in its Euroseas shares.

    Passive Foreign Investment Company and Controlled Foreign Corporation Status

If Euroseas qualifies as a passive foreign investment company ("PFIC") or controlled foreign corporation ("CFC") for U.S. federal income tax purposes, materially different U.S. federal income tax consequences could arise for a U.S. holder of Euroseas common stock. A foreign corporation generally is a PFIC if in any taxable year either (a) 75% or more of its gross income consists of passive income, or (b) 50% or more of the average value of its assets is attributable to assets that produce, or are held for the production of, passive income. Subject to certain limited exceptions, if a foreign corporation is a PFIC under either of these tests in a particular year, shares of the corporation held by a U.S. holder in that year are treated as PFIC shares for that year and all subsequent years in the U.S. holder's holding period even if the corporation fails to meet either test in a subsequent year. Certain exceptions apply, including if the U.S. holder makes a timely election to treat the foreign corporation as a "qualified electing fund."

If Euroseas qualifies as a PFIC, a U.S. holder of Euroseas common stock generally would be required to pay a special U.S. tax and a deferred interest charge when the holder either disposes of his Euroseas stock or receives certain substantial distributions from Euroseas. Generally, the special U.S. tax would be determined by allocating the gain on disposition or the substantial distribution (as the case may be) ratably to each day in the U.S. holder's holding period of Euroseas common stock and multiplying such amounts by the highest rate of U.S. tax in effect for the taxable years for which such allocations are made. Alternatively, a U.S. holder could elect to treat Euroseas as a qualified electing fund. If this election would be made, and Euroseas satisfies certain reporting requirements, the special U.S. tax and deferred interest charge described above would not apply to a disposition of Euroseas stock or substantial distributions. Instead, the U.S. holder would be required to take into account currently its allocable share of Euroseas income for U.S. federal income tax purposes. If Euroseas stock is "marketable stock" for purposes of Section 1296 of the Code, a U.S. holder also may be able to elect to "mark-to-market" its Euroseas shares on an annual basis. "Marking-to-market," in this context, means including in gross income each taxable year (and treating as ordinary income, not net capital gain) the excess, if any, of the fair market value of the electing holder's Euroseas shares over its adjusted basis therein as of the end of that year. The U.S. holder's adjusted basis in the shares would be adjusted to reflect the amounts of income included under the election. The U.S. federal income tax consequences to a U.S. holder of shares in a PFIC, including any available elections, are complex. Accordingly, a U.S. holder should consult its tax advisor to determine the consequences to that holder of owning shares of a PFIC.

Euroseas would qualify as a CFC if more than 50% of its total combined voting power or value is owned by U.S. persons who own 10% or more of Euroseas' total combined voting power ("Ten Percent U.S. Shareholders"). Each Ten Percent U.S. Shareholder of Euroseas would be required to include in its gross income for U.S. federal income tax purposes its proportional share of certain items of Euroseas income, regardless of whether a distribution is made by Euroseas. A portion of the gain recognized by a Ten Percent U.S. Shareholder upon sale, exchange, or redemption of the stock in Euroseas could be included in income as a dividend to the extent of Euroseas earnings and profits that are allocable to the shares. The U.S. federal income tax consequences to a U.S. holder of shares in a CFC are complex. Accordingly, a U.S. holder should consult its tax advisor to determine the consequences to that holder of owning shares of a CFC.

    Backup Withholding Tax and Information Reporting Requirements
    -------------------------------------------------------------

When required, Euroseas or its paying agent will report to the IRS the amount of proceeds paid for the Cove shares and any dividends paid on Euroseas shares in each calendar year, and the amount of United States federal income tax withheld, if any, with respect to these payments.

U.S. holders who are subject to information reporting and who do not provide appropriate information when requested may be subject to backup withholding at a rate of 28% on the gross amount of any proceeds or dividends received.

Backup withholding is not an additional tax. The amount of any backup withholding will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the Internal Revenue Service.

THE PRECEDING DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVSIOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF THE MERGER AND HOLDING AND DISPOSING OF EUROSEAS SHARES, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY PROPOSED CHANGES IN APPLICABLE LAW.

ENFORCEABILITY OF CIVIL LIABILITIES

Euroseas is a Marshall Islands company and its executive offices are located outside of the United States of America in Maroussi, Greece. Some of Euroseas' directors and officers and some of the experts named herein reside outside the United States of America. In addition, a substantial portion of Euroseas' assets and the assets of its directors, officers and experts are located outside of the United States of America. As a result, you may have difficulty serving legal process within the United States of America upon Euroseas or any of these persons. You may also have difficulty enforcing, both in and outside the United States of America, judgments you may obtain in United States of America courts against Euroseas or these persons in any action, including actions based upon the civil liability provisions of United States of America federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States of America federal or state securities laws.

ADDITIONAL INFORMATION ABOUT EUROSEAS

Euroseas is a privately owned company that is not currently subject to the reporting requirements of the SEC. In connection with the Private Placement and the Merger, Euroseas has agreed to file the Euroseas Registration Statement on Form F-1, F-4 or comparable form to register with the SEC the offering and sale of Euroseas shares to be issued in the Private Placement and pursuant to the Merger. Once Euroseas' Registration Statement is declare effective, Euroseas will be subject to the reporting requirements of the SEC. You will then be able to read any reports, statements or other information that Euroseas files with the SEC over the Internet at the SEC web site at http://www.sec.gov. You will also be able to read and copy any documents Euroseas files with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You will also be able to obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

RECENT ISSUANCES OF SECURITIES BY EUROSEAS

Corporate Reorganization

Prior to the formation of Euroseas, various companies owned each of the vessel owning companies that are now owned by Euroseas. As part of a corporate reorganization, each of the beneficial owners of such vessel owning companies exchanged all of their shares in each of the vessel owning companies for shares in Friends, a newly formed Marshall Islands company, thus becoming the owners of Friends. Friends then exchanged all of the shares in the vessel owning companies for shares in Euroseas, a newly formed Marshall Islands company, thus becoming the sole owner of Euroseas.

Private Placement

On August 25, 2005, Euroseas raised approximately $21 million in gross proceeds from a private placement transaction (the "Private Placement") of its securities to a number of institutional and accredited investors. In the Private Placement, Euroseas issued 7,026,993 shares of common stock at a price of $3.00 per share, as well as warrants to purchase an additional 1,756,743 shares of common stock. The warrants have a five year term and an exercise price of $3.60 per share. Euroseas also agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the securities issued in the Private Placement. Forms of the Private Placement transaction documents are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Based on the net proceeds received from the Private Placement, Euroseas intends to acquire additional ships over an approximately 12 month time frame that will include panamax, handymax and handysize bulkers or feeder containerships, assuming it can obtain such ships on terms satisfactory to it. After the Merger with Cove, the Euroseas Registration Statement covering the newly issued shares in the Private Placement and to the Cove stockholders will be filed with the SEC upon closing so those shares can be freely tradable. The public shares of Cove will trade upon the filing of this8-K.

OWNERSHIP OF EUROSEAS

    Euroseas shares outstanding prior to Merger and Private         29,754,166
    Placement
    New shares issued in Private Placement                          7,026,993
    Shares to be issued pursuant to the Merger                      1,079,167
    Total shares outstanding after the Merger and after Private     37,860,326
    Placement
    Percent owned by Friends (initial owners)1 after Merger and     78.6%
    Private Placement

    Percent owned by former Cove owners after Merger and Private    2.8%
    Placement
    Percent owned by Private Placement investors after Merger and   18.6%
    Private Placement

The above numbers of shares are subject to adjustment in the event of a stock split and do not include warrants issued in the Private Placement.

                                  RISK FACTORS

                  You should consider carefully the following factors, as well as the other information set forth herein. Some of the following risks relate principally to the industry in which Euroseas, operates and its business in general. Other risks relate to the securities market for, and ownership of, Euroseas shares. Any of the risk factors could significantly and negatively affect Euroseas' business, financial condition, operating results and stock price. The risks and uncertainties described below are not the only ones Euroseas faces. The following risks describe the material risks that are presently known to us.


















  1 Friends Investment Company Inc. was the sole owner of 100% of the shares of Euroseas prior to the merger with Cove. Friends is a Marshall Islands company. The major shareholder of Friends is John Pittas, the father of Aristides Pittas. John Pittas controls 50.1% of the shares of Friends. No other shareholder of Friends controls more than 10% of that company.

                      RISKS FACTORS RELATING TO THE MERGER

THERE MAY NOT BE AN ACTIVE MARKET FOR EUROSEAS' SHARES, WHICH MAY CAUSE ITS SHARES TO TRADE AT LOWER PRICES AND MAKE IT DIFFICULT TO SELL YOUR SHARES.

                  Prior to the Merger, there will be no public market for Euroseas' shares. We cannot assure you that an active trading market for Euroseas' shares will develop or be sustained after the Merger. We cannot predict at this time how actively Euroseas' shares will trade in the public market subsequent to the Merger, if at all, or whether the price of Euroseas' shares in the public market will reflect its actual financial performance.

THE PRICE OF EUROSEAS' SHARES AFTER THE MERGER MAY BE VOLATILE AND LESS THAN YOU ORIGINALLY PAID FOR YOUR CORRESPONDING SHARES OF COVE COMMON STOCK.

                  The price of Euroseas' shares after the Merger may be volatile, and may fluctuate due to factors such as:

     o    actual or anticipated fluctuations in quarterly and annual results;

     o    mergers and strategic alliances in the shipping industry;

     o    market conditions in the industry;

     o    changes in government regulation;

     o fluctuations in Euroseas' quarterly revenues and earnings and those of its publicly held competitors;

     o shortfalls in Euroseas' operating results from levels forecasted by securities analysts;

     o    announcements concerning Euroseas or its competitors; and

     o    the general state of the securities markets.

The international drybulk shipping industry has been highly unpredictable and volatile. The market for common shares of companies in this industry may be equally volatile. The Euroseas' shares that you receive in the Merger may trade at prices lower than you originally paid for your corresponding shares of Cove common stock.

There has been a limited trading market for Cove shares which will be converted at the effective time of the Merger into Euroseas' shares.

COVE SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION AND A REDUCTION IN PERCENTAGE OWNERSHIP AND VOTING POWER WITH RESPECT TO COVE SHARES AS A RESULT OF THE MERGER.

                  Cove shareholders will experience significant dilution and a substantial reduction in their percentage ownership interests and effective voting power relative to their respective percentage ownership interests in Cove prior to the Merger. If the Merger is consummated and all of the Cove stockholders receive Euroseas shares in the Merger, current Cove shareholders will own approximately 2.8% of the shares of Euroseas and Euroseas stockholders, including the investors in the Private Placement, will own approximately 97.2% of the shares of Euroseas.

FUTURE SALES OF EUROSEAS' SHARES COULD DEPRESS ITS STOCK PRICE.

                  Upon consummation of the Merger, Euroseas' present shareholders will own approximately 97.2% of its outstanding common stock. Euroseas has agreed to register the shares acquired by the investors in the Private Placement for resale. Sales or the possibility of sales of substantial amounts Euroseas' shares of its common stock by such persons in the public markets could adversely affect the market price of Euroseas' common stock.

EUROSEAS' SHAREHOLDERS WILL CONTROL APPROXIMATELY 97.2% OF EUROSEAS AFTER THE MERGER AND WILL EFFECTIVELY CONTROL THE OUTCOME OF MATTERS ON WHICH EUROSEAS SHAREHOLDERS ARE ENTITLED TO VOTE, INCLUDING THE ELECTION OF DIRECTORS AND OTHER SIGNIFICANT CORPORATE ACTIONS.

                  If the Merger is consummated and all of the Cove stockholders receive Euroseas' shares in the Merger, the current Euroseas shareholders will own approximately 97.2% of the shares of Euroseas. While the existing Euroseas shareholders have no agreement, arrangement or understanding relating to the voting of their shares following the merger, they will effectively control the outcome of matters on which Euroseas shareholders are entitled to vote, including the election of directors and other significant corporate actions. The interests of these shareholders may be different from Cove stockholder interests.

EUROSEAS' ARTICLES OF INCORPORATION AND B-LAWS CONTAIN ANTI-TAKEOVER PROVISIONS THAT MAY DISCOURAGE, DELAY OR PREVENT (1) THE MERGER OR ACQUISITION OF EUROSEAS AND/OR (2) THE REMOVAL OF INCUMBENT DIRECTORS AND OFFICERS.

                  Euroseas' current Articles of Incorporation and Bylaws contain certain anti-takeover provisions. These provisions include blank check preferred stock, the prohibition of cumulative voting in the election of directors, a classified board of directors, advance written notice for shareholder nominations for directors, removal of directors only for cause, advance written notice of shareholder proposals for the removal of directors and limitations on action by shareholders. These provisions, either individually or in the aggregate, may discourage, delay or prevent (1) the merger or acquisition of Euroseas by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent directors and officers.

PROFITABLE OPERATION OF EUROSEAS' BUSINESS WILL BE DEPENDENT UPON THE EFFORTS OF EUROSEAS', NOT COVE'S, MANAGEMENT.

                  As a condition to the Merger, each of Cove's officers and directors must resign from their current positions at the effective time of the Merger. The current officers and directors of Cove will have no role in the management of Euroseas after the Merger. Instead, the current management of Euroseas will remain in place. Although Cove has researched and assessed Euroseas' management, Cove cannot assure you that its assessment of Euroseas' management will prove to be correct and that Euroseas' management will be successful in its operation of Euroseas' business after the Merger.

COVE AND EUROSEAS EXPECT TO INCUR SIGNIFICANT COSTS ASSOCIATED WITH THE MERGER, WHETHER OR NOT THE MERGER IS COMPLETED AND THE INCURRENCE OF THESE COSTS WILL REDUCE THE AMOUNT OF CASH AVAILABLE TO BE USED FOR OTHER CORPORATE PURPOSES.

                  Cove and Euroseas expect to incur significant costs associated with the Merger, whether or not the Merger is completed and the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes. Transaction costs will be recorded directly to stockholders' equity if the Merger is consummated, and will be expensed by the respective parties if the Merger is not consummated.

AS A RESULT OF THE MERGER, COVE STOCKHOLDERS WILL BE SOLELY DEPENDENT ON A SINGLE BUSINESS.

                  As a result of the merger, Cove stockholders will be solely dependent upon the performance of Euroseas and its drybulk shipping business. Euroseas will be subject to a number of risks that relate generally to the shipping industry and other risks that specifically relate to Euroseas. See "Industry Risk Factors Relating to the Surviving Corporation" and "Company Risk Factors Relating to the Surviving Corporation."


IF THE MERGER DOES NOT QUALIFY AS A NONTAXABLE REORGANIZATION UNDER THE U.S. INTERNAL REVENUE CODE, THE TRANSACTION MAY BE A TAXABLE EVENT TO COVE'S STOCKHOLDERS.

                  The Merger has been structured to qualify as a nontaxable reorganization for U.S. federal income tax purposes. If the Merger does not qualify as a nontaxable reorganization for federal income tax purposes, then the Merger may result in the recognition of gain or loss to Cove stockholders. In the event that the Merger resulted in the recognition of gains to Cove stockholders, Cove stockholders will not receive any cash as a portion of the Merger consideration that could be used by them to satisfy any tax liability created by the Merger.

                   INDUSTRY RISK FACTORS RELATING TO EUROSEAS

THE CYCLICAL NATURE OF THE SHIPPING INDUSTRY MAY LEAD TO VOLATILE CHANGES IN FREIGHT RATES AND VESSEL VALUES WHICH MAY REDUCE EUROSEAS' REVENUES AND NET INCOME.

                  Euroseas is an independent shipping company that operates in the drybulk shipping market. Euroseas' profitability is dependent upon the freight rates Euroseas is able to charge. The supply of and demand for shipping capacity strongly influences freight rates. The demand for shipping capacity is determined primarily by the demand for the type of commodities carried and the distance that those commodities must be moved by sea. The demand for commodities is affected by, among other things, world and regional economic and political conditions (including developments in international trade, fluctuations in industrial and agricultural production and armed conflicts), environmental concerns, weather patterns, and changes in seaborne and other transportation costs. The size of the existing fleet in a particular market, the number of new vessel deliveries, the scrapping of older vessels and the number of vessels out of active service (i.e., laid-up, drydocked, awaiting repairs or otherwise not available for hire), determines the supply of shipping capacity, which is measured by the amount of suitable tonnage available to carry cargo.

                  In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, secondhand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance and insurance coverage, the efficiency and age profile of the existing fleet in the market and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of Euroseas' control, and it cannot predict the nature, timing and degree of changes in industry conditions. Some of these factors may have a negative impact on Euroseas' revenues and net income.

                  The market value of Euroseas' vessels can fluctuate significantly. The market value of Euroseas' vessels may increase or decrease depending on the following factors:

     o general economic and market conditions affecting the shipping industry;

     o    supply of drybulk vessels;

     o    demand for drybulk vessels;

     o    types and sizes of vessels;

     o    other modes of transportation;

     o    cost of newbuildings;

     o new regulatory requirements from governments or self-regulated organizations; and

     o    prevailing level of charter rates.


                  Due to the fact that the market value of Euroseas' vessels may fluctuate significantly, Euroseas may incur losses when it sells vessels, which may adversely affect its earnings. In addition, any determination that a vessel's remaining useful life and earnings requires an impairment of its value on Euroseas' financial statements could result in a charge against Euroseas' earnings and a reduction in Euroseas' shareholders' equity. If for any reason Euroseas sells its vessels at a time when prices have fallen, the sale may be less than such vessel's carrying amount on its financial statements, and Euroseas would incur a loss and a reduction in earnings.

ALTHOUGH CHARTER RATES IN THE INTERNATIONAL DRYBULK SHIPPING INDUSTRY REACHED HISTORIC HIGHS RECENTLY, FUTURE PROFITABILITY WILL DEPEND ON CONTINUED ECONOMIC GROWTH IN THE WORLD ECONOMY THAT EXCEEDS THE CAPACITY OF THE GROWING WORLD FLEET'S ABILITY TO MATCH IT.

                  Over the last several months, charter rates for the international drybulk shipping industry have reached record highs; however, recently rates have declined. Euroseas anticipates that the future demand for its drybulk carriers and drybulk charter rates will be dependent upon continued economic growth in China, India and the world economy, seasonal and regional changes in demand, and changes to the capacity of the world fleet. The capacity of the world fleet seems likely to increase and there can be no assurance that economic growth will continue. Adverse economic, political, social or other developments could also have a material adverse effect on Euroseas' business and results of operations.

                  The factors affecting the supply and demand for vessels are outside of Euroseas' control, and the nature, timing and degree of changes in industry conditions are unpredictable. Some of the factors that influence demand for vessel capacity include:


     o    supply and demand for drybulk commodities;

     o    global and regional economic conditions;

     o    the distance drybulk commodities are to be moved by sea; and

     o    changes in seaborne and other transportation patterns.

     Some of the factors that influence the supply of vessel capacity include:

     o    the number of newbuilding deliveries;

     o    the scrapping rate of older vessels;

     o changes in environmental and other regulations that may limit the useful life of vessels;

     o    the number of vessels that are laid up; and

     o    changes in global drybulk commodity production.

AN ECONOMIC SLOWDOWN IN THE ASIA PACIFIC REGION COULD HAVE A MATERIAL ADVERSE EFFECT ON EUROSEAS' BUSINESS, FINANCIAL POSITION AND RESULTS OF OPERATIONS.

                  A significant number of the port calls made by Euroseas' vessels involve the loading or discharging of raw materials and semi-finished products in ports in the Asia Pacific region. As a result, a negative change in economic conditions in any Asia Pacific country, but particularly in China or India, may have an adverse effect on Euroseas' business, financial position and results of operations, as well as its future prospects. In particular, in recent years, China has been one of the world's fastest growing economies in terms of gross domestic product. Euroseas cannot assure you that such growth will be sustained or that the Chinese economy will not experience contraction in the future. Moreover, any slowdown in the economies of the United States of America, the European Union or certain Asian countries may adversely effect economic growth in China and elsewhere. Euroseas' business, financial position and results of operations, as well as its future prospects, will likely be materially and adversely affected by an economic downturn in any of these countries.

EUROSEAS MAY BECOME DEPENDENT ON SPOT CHARTERS IN THE VOLATILE SHIPPING MARKETS.

                  Although each of Euroseas' vessels are currently under time charters, in the future, Euroseas may spot charter those, or any newly acquired, vessels. The spot charter market is highly competitive and rates within this market are subject to volatile fluctuations, while longer-term time charters provide income at pre-determined rates over more extended periods of time. If Euroseas decides to spot charter its vessels, there can be no assurance that Euroseas will be successful in keeping all its vessels fully employed in these short-term markets or that future spot rates will be sufficient to enable its vessels to be operated profitably. A significant decrease in charter rates could affect the value of Euroseas' fleet and could adversely affect its profitability and cash flows with the result that its ability to pay debt service to its lenders and dividends to its shareholders could be impaired.

EUROSEAS IS SUBJECT TO REGULATION AND LIABILITY UNDER ENVIRONMENTAL LAWS THAT COULD REQUIRE SIGNIFICANT EXPENDITURES AND AFFECT ITS CASH FLOWS AND NET INCOME.

                  Euroseas' business and the operation of its vessels are materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration. Because such conventions, laws, and regulations are often revised, Euroseas cannot predict the ultimate cost of complying with such conventions, laws and regulations or the impact thereof on the resale prices or useful lives of its vessels. Additional conventions, laws and regulations may be adopted which could limit Euroseas' ability to do business or increase the cost of its doing business and which may materially adversely affect its operations. Euroseas is required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to its operations.

                  The operation of Euroseas' vessels is affected by the requirements set forth in the International Maritime Organization's ("IMO's") International Management Code for the Safe Operation of Ships and Pollution Prevention ("ISM Code"). The ISM Code requires shipowners and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject such party to increased liability, may decrease available insurance coverage for the affected vessels, and/or may result in a denial of access to, or detention in, certain ports. Currently, each of Euroseas' vessels and Eurobulk, Euroseas' ship management company, are ISM Code-certified, however, there can be no assurance that such certification will be maintained indefinitely.

                  Although the United States of America is not a party, many countries have ratified and follow the liability scheme adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage, 1969, as amended (the "CLC"), and the Convention for the Establishment of an International Fund for Oil Pollution of 1971, as amended. Under these conventions, a vessel's registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Many of the countries that have ratified the CLC have increased the liability limits through a 1992 Protocol to the CLC. The right to limit liability is also forfeited under the CLC where the spill is caused by the owner's actual fault or privity and, under the 1992 Protocol, where the spill is caused by the owner's intentional or reckless conduct. Vessels trading to contracting states must provide evidence of insurance covering the limited liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC.

                  The United States Oil Pollution Act of 1990 ("OPA") established an extensive regulatory and liability regime for the protection and clean-up of the environment from oil spills. OPA affects all owners and operators whose vessels trade in the United States of America or any of its territories and possessions or whose vessels operate in waters of the United States of America, which includes the territorial sea of the United States of America and its 200 nautical mile exclusive economic zone. OPA allows for potentially unlimited liability without regard to fault of vessel owners, operators and bareboat charterers for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels, including bunkers (fuel), in the U.S. waters. OPA also expressly permits individual states to impose their own liability regimes with regard to hazardous materials and oil pollution materials occurring within their boundaries.

                  While Euroseas does not carry oil as cargo, it does carry fuel oil (bunkers) in its drybulk carriers. Euroseas currently maintains, for each of its vessels, pollution liability coverage insurance of $1 billion per incident. If the damages from a catastrophic spill exceeded its insurance coverage, that would have a material adverse affect on Euroseas' financial condition.

INCREASED INSPECTION PROCEDURES AND TIGHTER IMPORT AND EXPORT CONTROLS COULD INCREASE COSTS AND DISRUPT OUR BUSINESS.

                  International shipping is subject to various security and customs inspection and related procedures in countries of origin and destination. Inspection procedures can result in the seizure of contents of Euroseas' vessels, delays in the loading, offloading or delivery and the levying of customs duties, fines or other penalties against Euroseas.

                  It is possible that changes to inspection procedures could impose additional financial and legal obligations on Euroseas. Furthermore, changes to inspection procedures could also impose additional costs and obligations on Euroseas' customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on Euroseas' business, financial condition and results of operations.

RISING FUEL PRICES MAY ADVERSELY AFFECT OUR PROFITS.

                  Fuel (bunkers) is a significant, if not the largest, operating expense for many of Euroseas' shipping operations when its vessels are not under time charter. The price and supply of fuel is unpredictable and fluctuates based on events outside Euroseas' control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. As a result, an increase in the price of fuel may adversely affect Euroseas' profitability. Further, fuel may become much more expensive in future, which may reduce the profitability and competitiveness of Euroseas' business versus other forms of transportation, such as truck or rail.

IF EUROSEAS' VESSELS FAIL TO MAINTAIN THEIR CLASS CERTIFICATION AND/OR FAIL ANY ANNUAL SURVEY, INTERMEDIATE SURVEY, DRYDOCKING OR SPECIAL SURVEY, IT COULD HAVE A MATERIAL ADVERSE IMPACT ON EUROSEAS' FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

                  The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the Safety of Life at Sea Convention ("SOLAS"). Euroseas' vessels are currently classed with Lloyd's Register of Shipping, Bureau Veritas and Nippon Kaiji Kyokai. ISM and International Ship and Port Facilities Security ("ISPS") certification have been awarded by Bureau Veritas and the Panama Maritime Authority to Euroseas' vessels and Eurobulk, Euroseas' ship management company.

                  A vessel must undergo annual surveys, intermediate surveys, drydockings and special surveys. In lieu of a special survey, a vessel's machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Every vessel is also required to be drydocked every two to three years for inspection of the underwater parts of such vessel.

                  If any vessel does not maintain its class and/or fails any annual survey, intermediate survey, drydocking or special survey, the vessel will be unable to carry cargo between ports and will be unemployable and uninsurable which could cause Euroseas to be in violation of certain covenants in its loan agreements. Any such inability to carry cargo or be employed, or any such violation of covenants, could have a material adverse impact on Euroseas' financial condition and results of operations.

MARITIME CLAIMANTS COULD ARREST EUROSEAS' VESSELS, WHICH COULD INTERRUPT ITS CASH FLOW.

                  Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against that vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lienholder may enforce its lien by arresting a vessel through foreclosure proceedings. The arresting or attachment of one or more of Euroseas' vessels could interrupt its cash flow and require it to pay large sums of funds to have the arrest lifted which would have a material adverse effect on Euroseas' financial condition and results of operations.

                  In addition, in some jurisdictions, such as South Africa, under the "sister ship" theory of liability, a claimant may arrest both the vessel which is subject to the claimant's maritime lien and any "associated" vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert "sister ship" liability against one of Euroseas' vessels for claims relating to another of its vessels.



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

GOVERNMENTS COULD REQUISITION EUROSEAS' VESSELS DURING A PERIOD OF WAR OR EMERGENCY, RESULTING IN LOSS OF EARNINGS.

                  A government could requisition for title or seize Euroseas' vessels. Requisition for title occurs when a government takes control of a vessel and becomes the owner. Also, a government could requisition Euroseas' vessels for hire. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of Euroseas' vessels could have a material adverse effect on Euroseas' financial condition and results of operations.

WORLD EVENTS OUTSIDE EUROSEAS' CONTROL MAY NEGATIVELY AFFECT ITS OPERATIONS AND FINANCIAL CONDITION.

                  Terrorist attacks such as the attacks on the United States of America on September 11, 2001, on London, England on July 7, 2005, and the response to these attacks, as well as the threat of future terrorist attacks, continue to cause uncertainty in the world financial markets and may affect Euroseas' business, results of operations and financial condition. The continuing conflict in Iraq may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. These uncertainties could also have a material adverse effect on Euroseas' ability to obtain additional financing on terms acceptable to it or at all.

                  Terrorist attacks may also negatively affect Euroseas' operations and financial condition and directly impact its vessels or its customers. Future terrorist attacks could result in increased volatility of the financial markets in the United States of America and globally and could result in an economic recession in the United States of America or the world. Any of these occurrences could have a material adverse impact on Euroseas' financial condition and costs.

                    COMPANY RISK FACTORS RELATING TO EUROSEAS

EUROSEAS WILL DEPEND ENTIRELY ON EUROBULK TO MANAGE AND CHARTER ITS FLEET.

                  Euroseas currently contracts the commercial and technical management of its fleet, including crewing, maintenance and repair, to Eurobulk, an affiliated company with which Euroseas is under common control. The loss of Eurobulk's services or its failure to perform its obligations to Euroseas could have a material adverse effect on Euroseas' financial condition and results of its operations. Although Euroseas may have rights against Eurobulk if it defaults on its obligations to Euroseas, you will have no recourse against Eurobulk. Further, Euroseas expects that it will need to seek approval from its lenders to change Eurobulk as its ship manager.

BECAUSE EUROBULK IS A PRIVATELY HELD COMPANY, THERE IS LITTLE OR NO PUBLICLY AVAILABLE INFORMATION ABOUT IT AND EUROSEAS MAY GET VERY LITTLE ADVANCE WARNING OF OPERATIONAL OR FINANCIAL PROBLEMS EXPERIENCED BY EUROBULK THAT MAY ADVERSELY AFFECT EUROSEAS.

                  The ability of Eurobulk to continue providing services for Euroseas' benefit will depend in part on its own financial strength. Circumstances beyond Euroseas' control could impair Eurobulk's financial strength. Because Eurobulk is privately held it is unlikely that information about its financial strength would become public unless Eurobulk began to default on its obligations. As a result, there may be little advance warning of problems affecting Eurobulk, even though these problems could have a material adverse effect on Euroseas.

EUROSEAS AND ITS PRINCIPAL OFFICERS HAVE AFFILIATIONS WITH EUROBULK THAT COULD CREATE CONFLICTS OF INTEREST DETRIMENTAL TO EUROSEAS.

                  The principal officers of Euroseas are also principals, officers and employees of Eurobulk, which is Euroseas' ship management company. These responsibilities and relationships could create conflicts of interest between Euroseas and Eurobulk. These conflicts may arise in connection with the chartering, purchase, sale and operations of the vessels in Euroseas' fleet versus drybulk carriers that may be managed in the future by Eurobulk. Circumstances in any of these instances may make one decision advantageous to Euroseas but detrimental to Eurobulk and vice versa. There can be no assurance that Eurobulk will resolve all conflicts of interest in a manner beneficial to Euroseas.

EUROSEAS IS A HOLDING COMPANY, AND IT DEPENDS ON THE ABILITY OF ITS SUBSIDIARIES TO DISTRIBUTE FUNDS TO IT IN ORDER TO SATISFY ITS FINANCIAL OBLIGATIONS OR TO MAKE DIVIDEND PAYMENTS.

                  Euroseas is a holding company and its subsidiaries, which are all wholly-owned by it either directly or indirectly, conduct all of its operations and own all of its operating assets. Euroseas has no significant assets other than the equity interests in its wholly-owned subsidiaries. As a result, its ability to make dividend payments to you depends on its subsidiaries and their ability to distribute funds to it. If Euroseas is unable to obtain funds from its subsidiaries, it may be unable or its Board of Directors may exercise its discretion not to pay dividends.

EUROSEAS MAY NOT BE ABLE TO PAY DIVIDENDS.

                  Subject to the limitations discussed below, Euroseas currently intends to pay cash dividends on a quarterly basis. However, Euroseas may incur other expenses or liabilities that would reduce or eliminate the cash available for distribution as dividends. Euroseas' loan agreements may also prohibit its declaration and payment of dividends under some circumstances.

                  If Euroseas is not successful in acquiring additional vessels, any unused net proceeds from its Private Placement offering may be used for other corporate purposes or held pending investment in other vessels. Identifying and acquiring vessels may take a significant amount time. The result may be that proceeds of the offering are not invested in additional vessels, or are so invested but only after some delay. In either case, Euroseas will not be able to earn charterhire consistent with our current anticipations, and its profitability and its ability to pay dividends will be affected.

                  In addition, the declaration and payment of dividends will be subject at all times to the discretion of Euroseas' Board of Directors. The timing and amount of dividends will depend on its earnings, financial condition, cash requirements and availability, restrictions in its loan agreements, the provisions of Marshall Islands law affecting the payment of dividends and other factors. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment of such dividends. There can be no assurance that dividends will be paid in the anticipated amounts and frequency set forth herein.

COMPANIES AFFILIATED WITH EUROBULK MAY ACQUIRE VESSELS THAT COMPETE WITH EUROSEAS' FLEET

                  Companies affiliated with Eurobulk own drybulk carriers and may acquire additional drybulk carriers in the future. These vessels could be in competition with Eursoseas' fleet and other companies affiliated with Eurobulk might be faced with conflicts of interest with respect to their own interests and their obligations to us.

If Euroseas fails to manage its planned growth properly, it may not be able to successfully expand its market share.

                  Euroseas intends to continue to grow its fleet. Euroseas' growth will depend on:

     o    locating and acquiring suitable vessels;

     o    identifying and consummating acquisitions or joint ventures;

     o integrating any acquired business successfully with its existing operations;

     o    enhancing its customer base;

     o    managing its expansion; and

     o    obtaining required financing.


                  Growing any business by acquisition presents numerous risks, such as undisclosed liabilities and obligations and difficulty experienced in
(1) obtaining additional qualified personnel, (2) managing relationships with customers and suppliers and (3) integrating newly acquired operations into existing infrastructures. Euroseas cannot give any assurance that it will be successful in executing its growth plans or that it will not incur significant expenses and losses in connection with the execution of those growth plans.

A DECLINE IN THE MARKET VALUE OF EUROSEAS' VESSELS COULD LEAD TO A DEFAULT UNDER EUROSEAS' LOAN AGREEMENTS AND THE LOSS OF EUROSEAS' VESSELS.

                  Euroseas has incurred secured debt under loan agreements for its vessels and currently expects to incur additional secured debt in connection with its acquisition of other vessels. If the market value of Euroseas' fleet declines, Euroseas may not be in compliance with certain provisions of its existing loan agreements and it may not be able to refinance its debt or obtain additional financing. If Euroseas is unable to pledge additional collateral, its lenders could accelerate its debt and foreclose on its fleet.

EUROSEAS' EXISTING LOAN AGREEMENTS CONTAIN RESTRICTIVE COVENANTS THAT MAY LIMIT ITS LIQUIDITY AND CORPORATE ACTIVITIES.

                  Euroseas' existing loan agreements impose operating and financial restrictions on it. These restrictions may limit its ability to:

     o    incur additional indebtedness;

     o    create liens on its assets;

     o    sell capital stock of its subsidiaries;

     o    make investments;

     o    engage in mergers or acquisitions;

     o    pay dividends;

     o    make capital expenditures;

     o change the management of its vessels or terminate or materially amend the management agreement relating to each vessel; and

     o    sell its vessels.

                  Therefore, Euroseas may need to seek permission from its lenders in order to engage in some corporate actions. The lenders' interests may be different from those of Euroseas, and Euroseas cannot guarantee that it will be able to obtain the lenders' permission when needed. This may prevent Euroseas from taking actions that are in its best interest.

SERVICING FUTURE DEBT WOULD LIMIT FUNDS AVAILABLE FOR OTHER PURPOSES.

                  To finance Euroseas' fleet, it has incurred secured debt under loan agreements for its vessels. Euroseas also currently expects to incur additional secured debt to finance the acquisition of additional vessels. Euroseas must dedicate a portion of its cash flow from operations to pay the principal and interest on its debt. These payments limit funds otherwise available for working capital expenditures and other purposes. As of June 30, 2005, Euroseas had total bank debt of approximately $40 million. If Euroseas was unable to service its debt, it could have a material adverse effect on Euroseas' financial condition and results of operations.

                  A rise in interest rates could cause an increase in Euroseas' costs and have a material adverse effect on its financial condition and results of operations. Euroseas has purchased, and may purchase in the future, vessels under loan agreements that provide for periodic interest payments based on indices that fluctuate with changes in market interest rates. If interest rates increase significantly, it would increase Euroseas' costs of financing its acquisition of vessels, which could have a material adverse effect on Euroseas' financial condition and results of operations. Any increase in debt service would also reduce the funds available to Euroseas to purchase other vessels.

EUROSEAS' ABILITY TO OBTAIN ADDITIONAL DEBT FINANCING MAY BE DEPENDENT ON THE PERFORMANCE OF ITS THEN EXISTING CHARTERS AND THE CREDITWORTHINESS OF ITS CHARTERERS.

                  The actual or perceived credit quality of Euroseas' charterers, and any defaults by them, may materially affect its ability to obtain the additional debt financing that Euroseas will require to purchase additional vessels or may significantly increase its costs of obtaining such financing. Euroseas' inability to obtain additional financing at all or at a higher than anticipated cost may materially affect its results of operation and its ability to implement its business strategy.



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

AS EUROSEAS EXPANDS ITS BUSINESS, IT MAY NEED TO UPGRADE ITS OPERATIONS AND FINANCIAL SYSTEMS, AND ADD MORE STAFF AND CREW. IF IT CANNOT UPGRADE THESE SYSTEMS OR RECRUIT SUITABLE EMPLOYEES, ITS PERFORMANCE MAY BE ADVERSELY AFFECTED.

                  Euroseas' current operating and financial systems may not be adequate if it expands the size of its fleet, and its attempts to improve those systems may be ineffective. In addition, if Euroseas expands its fleet, it will have to rely on Eurobulk to recruit suitable additional seafarers and shoreside administrative and management personnel. Euroseas cannot assure you that Eurobulk will be able to continue to hire suitable employees as Euroseas expands its fleet. If Eurobulk's unaffiliated crewing agent encounters business or financial difficulties, Euroseas may not be able to adequately staff its vessels. If Euroseas is unable to operate its financial and operations systems effectively or to recruit suitable employees, its performance may be materially adversely affected.

IN THE HIGHLY COMPETITIVE INTERNATIONAL DRYBULK SHIPPING INDUSTRY, EUROSEAS MAY NOT BE ABLE TO COMPETE FOR CHARTERS WITH NEW ENTRANTS OR ESTABLISHED COMPANIES WITH GREATER RESOURCES.

                  Euroseas employs its vessels in a highly competitive market that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than Euroseas. Competition for the transportation of drybulk cargoes can be intense and depends on price, location, size, age, condition and the acceptability of the vessel and its managers to the charterers. Due in part to the highly fragmented market, competitors with greater resources could operate larger fleets through consolidations or acquisitions that may be able to offer better prices and fleets.

EUROSEAS MAY BE UNABLE TO ATTRACT AND RETAIN KEY MANAGEMENT PERSONNEL AND OTHER EMPLOYEES IN THE SHIPPING INDUSTRY, WHICH MAY NEGATIVELY AFFECT THE EFFECTIVENESS OF ITS MANAGEMENT AND ITS RESULTS OF OPERATIONS.

                  Euroseas' success depends to a significant extent upon the abilities and efforts of its management team. Euroseas' success will depend upon its ability to hire additional employees and to retain key members of its management team. The loss of any of these individuals could adversely affect Euroseas' business prospects and financial condition. Difficulty in hiring and retaining personnel could adversely affect Euroseas' results of operations. Euroseas does not currently intend to maintain "key man" life insurance on any of its officers.

RISKS INVOLVED WITH OPERATING OCEAN GOING VESSELS COULD AFFECT EUROSEAS' BUSINESS AND REPUTATION, WHICH WOULD ADVERSELY AFFECT ITS REVENUES.

    The operation of an ocean-going vessel carries inherent risks. These risks include, among others, the possibility of:

     o    crew strikes and/or boycotts;

     o    marine disaster;

     o    piracy;

     o    environmental accidents;

     o    cargo and property losses or damage; and

     o business interruptions caused by mechanical failure, human error, war, terrorism, political action in various countries, labor strikes or adverse weather conditions.


                  The involvement of any of the vessels in an environmental disaster may harm Euroseas' reputation as a safe and reliable vessel operator. Any of these circumstances or events could increase Euroseas' costs or lower its revenues.

EUROSEAS' VESSELS MAY SUFFER DAMAGE AND IT MAY FACE UNEXPECTED DRYDOCKING COSTS, WHICH COULD AFFECT ITS CASH FLOW AND FINANCIAL CONDITION.

                  If Euroseas' vessels suffer damage, they may need to be repaired at a drydocking facility. The costs of drydock repairs are unpredictable and can be substantial. Euroseas may have to pay drydocking costs that its insurance does not cover. The loss of earnings while these vessels are being repaired and reconditioned, as well as the actual cost of these repairs, would decrease its earnings.

PURCHASING AND OPERATING PREVIOUSLY OWNED, OR SECONDHAND, VESSELS MAY RESULT IN INCREASED OPERATING COSTS AND VESSELS OFF-HIRE, WHICH COULD ADVERSELY AFFECT EUROSEAS' EARNINGS.

                  Although Euroseas inspects the secondhand vessels prior to purchase, this inspection does not provide Euroseas with the same knowledge about their condition and cost of any required (or anticipated) repairs that it would have had if these vessels had been built for and operated exclusively by Euroseas. Generally, Euroseas does not receive the benefit of warranties on secondhand vessels.

                  In general, the costs to maintain a vessel in good operating condition increase with the age of the vessel. Older vessels are typically less fuel efficient and more costly to maintain than more recently constructed vessels. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers.

                  Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations, or the addition of new equipment, to Euroseas' vessels and may restrict the type of activities in which the vessels may engage. Euroseas cannot assure you that, as Euroseas' vessels age, market conditions will justify those expenditures or enable it to operate its vessels profitably during the remainder of their useful lives. If Euroseas sells vessels, it is not certain that the price for which it sells them will equal their carrying amount at that time.

EUROSEAS MAY NOT HAVE ADEQUATE INSURANCE TO COMPENSATE IT IF IT LOSES ITS
VESSELS.

                  Euroseas procures hull and machinery insurance, protection and indemnity insurance, which includes environmental damage and pollution insurance and war risk insurance and FD&D insurance for its fleet. Euroseas does not maintain insurance against loss of hire, which covers business interruptions that result in the loss of use of a vessel. Euroseas can give no assurance that it is adequately insured against all risks. Euroseas may not be able to obtain adequate insurance coverage for its fleet in the future. The insurers may not pay particular claims. Euroseas' insurance policies contain deductibles for which it will be responsible and limitations and exclusions which may increase its costs or lower its revenue. Moreover, Euroseas cannot assure that the insurers will not default on any claims they are required to pay. If Euroseas' insurance is not enough to cover claims that may arise, it may have a material adverse effect on Euroseas' financial condition and results of operations.

EUROSEAS' OPERATIONS OUTSIDE THE UNITED STATES OF AMERICA EXPOSE IT TO GLOBAL RISKS THAT MAY INTERFERE WITH THE OPERATION OF ITS VESSELS.

                  Euroseas is an international company and primarily conducts its operations outside the United States of America. Changing economic, political and governmental conditions in the countries where Euroseas is engaged in business or where Euroseas' vessels are registered affect Euroseas' operations. In the past, political conflicts, particularly in the Arabian Gulf, resulted in attacks on vessels, mining of waterways and other efforts to disrupt shipping in the area. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea. The likelihood of future acts of terrorism may increase, and Euroseas' vessels may face higher risks of being attacked. In addition, future hostilities or other political instability in regions where Euroseas' vessels trade could have a material adverse effect on its trade patterns and adversely affect its operations and performance.

EUROSEAS IS INCORPORATED IN THE REPUBLIC OF THE MARSHALL ISLANDS, WHICH DOES NOT HAVE A WELL-DEVELOPED BODY OF CORPORATE LAW.

                  Euroseas' corporate affairs are governed by its Articles of Incorporation and By-laws and by the Marshall Islands Business Corporations Act (the "BCA"). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States of America. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain jurisdictions in the United States of America. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States of America.

OBLIGATIONS ASSOCIATED WITH BEING A PUBLIC COMPANY WILL REQUIRE SIGNIFICANT COMPANY RESOURCES AND MANAGEMENT ATTENTION

         Euroseas has operated as a private company since its inception. Shortly after the completion of this Merger, Euroseas intends to become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the other rules and regulations of the Securities and Exchange Commission, or the Commission, including the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act requires that Euroseas evaluate and determine the effectiveness of its internal control over financial reporting. If Euroseas has a material weakness in its internal control over financial reporting, it may not detect errors on a timely basis and our financial statements may be materially misstated. Euroseas will have to dedicate a significant amount of time and resources to ensure compliance with these regulatory requirements. In addition, shortly after the completion of this offering, Euroseas intends to apply to list the common stock on the Nasdaq National Market or another national exchange and will therefore be subject to the listing requirements of the Nasdaq National Market or such other exchange.

         Euroseas will work with its legal, accounting and financial advisors to identify any areas in which changes should be made to its financial and management control systems to manage its growth and its obligations as a public company. Euroseas will evaluate areas such as corporate governance, corporate control, internal audit, disclosure controls and procedures and financial reporting and accounting systems. Euroseas will make changes in any of these and other areas, including its internal control over financial reporting, which Euroseas believes are necessary. However, these and other measures it may take may not be sufficient to allow it to satisfy its obligations as a public company on a timely and reliable basis. In addition, compliance with reporting and other requirements applicable to public companies will create additional costs for Euroseas and will require the time and attention of management. Euroseas' limited management resources may exacerbate the difficulties in complying with these reporting and other requirements while focusing on executing its business strategy. Euroseas cannot predict or estimate the amount of the additional costs it may incur, the timing of such costs or the degree of impact that its management's attention to these matters will have on its business.


         In addition, being a public company could make it more difficult or more costly for Euroseas to obtain certain types of insurance, including directors' and officers' liability insurance, and Euroseas may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for Euroseas to attract and retain qualified persons to serve on its Board of Directors, board committees or as executive officers.

                   ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT.

On August 25, 2005, Cove, the Cove Principals, Merger Sub and Euroseas signed the Merger Agreement, pursuant to which Euroseas, through its wholly-owned subsidiary, Merger Sub, agreed to acquire Cove in exchange for shares of Euroseas common stock. At the effective time of the Merger, Cove will merge with and into Merger Sub, the separate existence of Cove will cease, and Merger Sub will be continued as the Surviving Corporation under the name Cove Apparel, Inc., as a wholly owned operating subsidiary of Euroseas. In connection with the Merger, Cove's stockholders will become stockholders of Euroseas. The outstanding shares of Cove common stock (an aggregate of 10,480,500 shares) will be converted into an aggregate of 1,079,167 shares of Euroseas common stock, an exchange ratio in the Merger of 0.102969. As a result, at the effective time of the Merger, Cove shares will be exchanged for 2.8% of Euroseas shares, assuming all Cove stockholders participate in the Merger. The transaction contemplated by the Merger Agreement is intended to be a "tax-free" reorganization pursuant to the provisions of the Internal Revenue Code of 1986, as amended.

The current directors and executive officers of Merger Sub will become the directors and executive officers of the survivor, a wholly owned subsidiary of Euroseas. No agreements exist among present or former controlling stockholders of Cove or present members of Euroseas with respect to the election of the members of the Euroseas' Board of Directors, and to Cove's knowledge, no other agreements exist which might result in a change of control of Cove, except for the Merger Agreement.

OWNERSHIP OF SURVIVING CORPORATION

Upon consummation of the Merger, the Surviving Corporation will be a 100% wholly-owned subsidiary of Euroseas.

OWNERSHIP OF EUROSEAS

After the Merger with Cove, the Euroseas Registration Statement covering the newly issued shares in the Private Placement and to the Cove stockholders will be filed with the SEC upon closing so those shares can be freely tradable. The public shares of Cove will trade upon the filing of this 8-K. The following table shows the capital structure of Euroseas after the Merger not including warrants issued in the Private Placement and subject to adjustment for stock splits:

      Euroseas shares outstanding prior to Merger and Private         29,754,166
      Placement
      New shares issued in Private Placement                          7,026,993
      Shares to be issued pursuant to the Merger                      1,079,167
      Total shares outstanding after the Merger and after Private     37,860,326
      Placement

      Percent owned by Friends (initial owners)2 after Merger and     78.6%
      Private Placement
      Percent owned by former Cove owners after Merger and Private    2.8%
      Placement
      Percent owned by Private Placement investors after Merger and   18.6%
      Private Placement

                      Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of Cove's common stock before and after giving effect to the Merger by each person or entity known, as of June 30, 2005, by it to be the beneficial owner of more than 5% of the outstanding shares of Cove's common stock, each of Cove's directors and executive officers, and all of its directors and executive officers as a group.

                                                                         Pre-Merger Cove                           Post-Merger
                                                                         Amount of Shares     Pre-Merger Cove   Euroseas Percent
   Title Of Class     Name and Address Of Beneficial Owner              Beneficially Owned    Percent of Class      of Class
   --------------     ------------------------------------              ------------------    ----------------      --------
Common Stock          Kevin Peterson                                           None                  0%               None
                      President, Director, Secretary
                      1003 Dormador, Suite 21
                      San Clemente, CA 92672

Common Stock          Shawn Peterson                                        4,500,000              42.9%                *
                      Treasurer, Director
                      1003 Dormador, Suite 21
                      San Clemente, CA 92672

Common Stock          Daniel Trotter                                        3,000,000              28.6%                *
                      1003 Dormador, Suite 21
                      San Clemente, CA 92672

Common Stock          Jodi Hunter                                           2,700,000              25.8%                *
                      1003 Dormador, Suite 21
                      San Clemente, CA  92672

Common Stock          All directors and officers and 5% owners as a         10,200,000             97.3%
                      group

*Indicates less than 1.0%

Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and generally includes voting or investment power with respect to securities. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him/her. Of the 1,079,167 Euroseas shares to be exchanged in the Merger for Cove shares, approximately 97.3% or 1,050,029 shares are issuable to the Cove Principals who as a group owned 97.3% of Cove Shares, as of June 30, 2005. These Cove Principals have agreed pursuant to the terms of the Merger Agreement, to pledge or to cause transferees to pledge, 475,000 of the Euroseas shares issuable to them in the Merger, in exchange for their Cove shares, as collateral for the indemnity obligations representations and warranties made by Cove Principals in the Merger Agreement.


     1 Friends Investment Company Inc. was the sole owner of 100% of the shares of Euroseas prior to the merger with Cove. Friends is a Marshall Islands company. The major shareholder of Friends is John Pittas, the father of Aristides Pittas. John Pittas controls 50.1% of the shares of Friends. No other shareholder of Friends controls more than 10% of that company.

There are no further arrangements or understandings in place that may result in a subsequent change-in-control of Cove, except that (i) Jodi Hunter expects to sell 1,800,000 of her shares in a private transaction before the Merger, and
(ii) Shawn Peterson and Daniel Trotter expect to sell approximately 7,300,000 of their shares in the aggregate in a private transaction before the Merger. Certain of the persons who have purchased these shares from the Cove Principals have assumed the obligation of the Cove Principals to pledge 475,000 Euroseas shares which would have been issued to the Cove Principals under the Merger Agreement, as collateral for the indemnity obligations of the Cove Principals in the Merger Agreement and have executed pledge agreements in favor of Euroseas to implement the pledge obligations of the Cove Principals assumed by these purchasers.

          MANAGEMENT OF EUROSUB AFTER THE EFFECTIVE DATE OF THE MERGER

                   EuroSub's Directors And Executive Officers

In connection with the Merger, all of the directors and executive officers of will become directors and executive officers of the Surviving Corporation and the Cove officers and directors will resign as the officers and directors of Cove. The following sets forth the name and position of each of Euroseas' directors and executive officers immediately after the effective date of the Merger.


NAME                           AGE     POSITION

Aristides J. Pittas            46      Chairman, President and CEO; Director
Anastasios Aslidis             45      CFO and Treasurer; Director
Stefania Karmiri               37      Secretary

Aristides J. Pittas has been a member of the board of directors and Chairman and CEO of Euroseas since its inception on May 5, 2005. Since 1997, Mr. Pittas has also been the President of Eurochart S.A., an affiliate of Euroseas. Eurochart is a shipbroking company specializing in chartering and selling and purchasing ships. Since 1997, Mr. Pittas has also been the President of Eurotrade, a ship operating company and an affiliate of Euroseas. Since January 1995, Mr. Pittas has been the Managing Director of Eurobulk Ltd., an affilate of Euroseas. Eurobulk is a dry bulk shipping company, which provides ocean transportation solutions for international commodity companies. From September 1991 to December

1994, Mr. Pittas was the Vice President of Oceanbulk Maritime SA, a company that concentrates in ship management. From March 1990 to August 1991, Mr. Pittas served both as the Assistant to the General Manager and the Head of the Planning Department of Varnima International SA, a shipping company operating tanker vessels. From June 1987 until February 1990, Mr Pittas was the head of the Central Planning department of Eleusis Shipyards S.A. From January 1987 to June 1987, Mr. Pittas served as Assistant to the General Manger of Chios Navigation Shipping Company in London, a company that provides ship management services. From December 1985 to January 1987, Mr. Pittas worked in the design department of Eleusis Shipyards S.A. where he focused on shipbuilding and ship repair. Mr. Pittas has a B.Sc. in Marine Engineering from University of Newcastle - Upon-Tyne and a MSc in both Ocean Systems Management and Navel Architecture and Marine Engineering from the Massachusetts Institute of Technology.

Dr. Anastasios Aslidis has been a partner at Marsoft, an international consulting firm focusing on investment and risk management in the maritime industry since 1989. As of August 2005, he has accepted an offer to join Euroseas as a director and the CFO. Dr. Aslidis has more than 17 years of experience in the maritime industry. Since 2003, he has been working on financial risk management methods for shipowners and banks lending to the maritime industry, especially as pertaining to compliance to the Basel II Capital Accords. He has been consultant to the Board of Directors of shipping companies (public and private) advising in strategy development, asset selection and investment timing. Between 1993 and 2003, as part of his work at Marsoft, he worked on various projects including development of portfolio and risk management methods for shipwoners, establishment of investments funds and structuring private equity in the maritime industry and business development for Marsoft's services. Between 1991 and 1993, Dr. Aslidis work on the economics of the offshore drilling industry. Between 1989 and 1991, he worked on the development of a trading support system for the dry bulk shipping industry on behalf of a major European owner. Dr. Aslidis holds a diploma in Naval Architecture and Marine Engineering from the National Technical University of Athens (1983), M.S. in Ocean Systems Management (1984) and Operations Research
(1987) from MIT, and a Ph.D. in Ocean Systems Management (1989) also from MIT.

Stephania Karmiri has been Secretary of Euroseas since its inception on May 5, 2005. Since July 1995, Mrs Karmiri has been executive secretary to Eurobulk Ltd., an affilate of Euroseas. Eurobulk is a dry bulk shipping company, which provides ocean transportation solutions for international commodity companies. At Eurobulk Mrs. Karmiri has been responsible for dealing with sale and purchase transactions, vessel registrations/deletions, bank loans, supervision of office administration and office/vessel telecommunication. From May 1992 to June 1995, she was secretary to the technical department of Oceanbulk Maritime SA, a ship management company. From 1988 to 1992, Mrs. Karmiri served as assistant to brokers for Allied Shipbrokers, a company that provides shipbroking services to sale and purchase transactions. Mrs Karmiri has taken assistant accountant and secretarial courses from Didacta college.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

Euroseas' bylaws provide that any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by
Section 60 of the Business Corporation Act of the Marshall Islands ("BCA"), if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 60 of the BCA provides as follows:

Indemnification of directors and officers.

(1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
       (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(5) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(6) Insurance. A corporation shall have power to purchase and maintain insurance or behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

POST-MERGER DESCRIPTION OF SECURITIES

Common Stock

Post-merger, Euroseas is authorized to issue up to 100,000,000 shares of common stock, par value $0.01 per share, of which 36,781,159 are currently issued and outstanding which includes the 7,026,993 shares sold in the recently completed Euroseas Private Placement. Each outstanding share of common stock will be entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the shareholders. Holders of Euroseas' common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of Euroseas' assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of Euroseas' common stock when issued will be fully paid for and non-assessable.

Preferred Stock

Post-merger, Euroseas is authorized to issue 20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are currently issued and outstanding. The preferred stock may be issued in one or more series and Euroseas' Board of Directors, without further approval from its shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Euroseas common stock.

Certain Provisions of Euroseas' Articles of Incorporation and Bylaws

Certain provisions of Marshall Islands law and Euroseas' articles of incorporation and bylaws could make more difficult the acquisition of it by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Euroseas. Euroseas' articles of incorporation and bylaws include provisions that:

     o allow the Board of Directors to issue, without further action by the shareholders, up to 20,000,000 shares of undesignated preferred stock;
     o require that special meetings of its shareholders be called only by the Board of Directors or the Chairman of the Board; and
     o establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders.

Euroseas' articles of incorporation also prohibit it from engaging in any "business combination" with any interested shareholder for a period of three years following the date the shareholder became an interested shareholder, unless:

     o prior to such time, the Board of Directors of Euroseas approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder; or

     o upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting stock of Euroseas outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 51% of the outstanding voting stock that is not owned by the interested shareholder; or

     o the shareholder became an Interested Shareholder prior to the consummation of the initial public offering of Euroseas's common stock under the United States Securities Act of 1933, as amended.

These restrictions shall not apply if:

     o A shareholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between Euroseas and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

     o The Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and
          (iii) is approved or not opposed by a majority of the members of the Board then in office (but not less than one) who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

               (a) a merger or consolidation of Euroseas (except for a merger in respect of which, pursuant to the BCA, no vote of the shareholders of Euroseas is required);

               (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of Euroseas or of any direct or indirect majority-owned subsidiary of Euroseas (other than to any direct or indirect wholly-owned subsidiary or to Euroseas) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of Euroseas determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

               (c) a proposed tender or exchange offer for 50% or more of the outstanding voting shares of Euroseas.

Euroseas' articles of incorporation defines a "business combination" to include:

     o Any merger or consolidation of Euroseas or any direct or indirect majority-owned subsidiary of Euroseas with (i) the Interested Shareholder or any of its affiliates, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder;

     o Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of Euroseas, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of Euroseas or of any direct or indirect majority-owned subsidiary of Euroseas which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of Euroseas determined on a consolidated basis or the aggregate market value of all the outstanding shares;

     o Any transaction which results in the issuance or transfer by Euroseas or by any direct or indirect majority-owned subsidiary of Euroseas of any shares, or any share of such subsidiary, to the Interested Shareholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares, or shares of any such subsidiary, which securities were outstanding prior to the time that the Interested Shareholder became such; (ii) pursuant to a merger with a direct or indirect wholly-owned subsidiary of Euroseas solely for purposes of forming a holding company; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares, or shares of any such subsidiary, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (iv) pursuant to an exchange offer by Euroseas to purchase shares made on the same terms to all holders of said shares; or (v) any issuance or transfer of shares by Euroseas; provided however, that in no case under items (iii)-(v) of this subparagraph shall there be an increase in the Interested Shareholder's proportionate share of the any class or series of shares;

     o Any transaction involving Euroseas or any direct or indirect majority-owned subsidiary of Euroseas which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares, or shares of any such subsidiary, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

     o Any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of Euroseas), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted above) provided by or through Euroseas or any direct or indirect majority-owned subsidiary.

Euroseas' articles of incorporation defines an "interested stockholder" as any person (other than Euroseas and any direct or indirect majority-owned subsidiary of Euroseas) that:

     o is the owner of 15% or more of the outstanding voting shares of Euroseas; or

     o is an affiliate or associate of Euroseas and was the owner of 15% or more of the outstanding voting shares of Euroseas at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder; and the affiliates and associates of such person; provided, however, that the term "Interested Shareholder" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by Euroseas; provided that such person shall be an Interested Shareholder if thereafter such person acquires additional shares of voting shares of Euroseas, except as a result of further Company action not caused, directly or indirectly, by such person.

                 COVE AND EUROSEAS AUDITED FINANCIAL STATEMENTS

The financial statements of Cove for the year ended September 30, 2004 are attached hereto as Exhibit A. These statements have been audited by Hall & Company independent auditors. The unaudited financial statements of Cove for the nine months ended June 30, 2005 are attached hereto as Exhibit C. You are encouraged to review the financial statements and related notes.The finanical statements for Euroseas will be filed by amdendment.

ITEM 5.02- DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Resignation of Officers or Directors. Effective as of June 20, 2005, Jodi Hunter resigned as a director of Cove and she will resign as an officer prior to the effective time of the Merger. Prior to the effective time of the Merger, Shawn Peterson will resign as an officer and director of Cove. Kevin Peterson will resign as an officer and director at the effective time of the Merger.

(b) Appointment of Officers or Directors. Immediately after the effective time of the Merger, the officers and directors of EuroSub, Euroseas' wholly owned subsidiary, will be the officers and directors of the Surviving Corporation.

     ITEM 5.03 - AMENDMENTS TO CERTIFICATE OF INCOPORATION OR BYLAWS; CHANGE IN FISCAL YEAR END.

Upon consummation of the Merger, the certificate of incorporation and bylaws of EuroSub, Euroseas' wholly owned subsidiary, will be the articles and bylaws of the Surviving Corporation. Cove's fiscal year ends September 30. Each of EuroSub's and Euroseas' fiscal years end December 31.

                  ITEM 9.01- FINANCIAL STATEMENTS AND EXHIBITS.

(a): Financial Statements of Businesses Acquired. The audited financial statements of Cove Apparel, Inc. for the year ended September 30, 2004 as Exhibit A. The unaudited financial statements of Cove for the ninemonths ended June 30, 2005 are attached hereto as Exhibit C.

(b):     Other Exhibits:
         --------------

         2.1 Agreement and Plan of Merger, dated as of August 25, 2005, by and among Cove Apparel, Inc., Principal Shareholders of Cove Apparel, Inc., Euroseas Ltd. and Euroseas Acquisition Company Inc.

         3.1      Articles of Incorporation of Euroseas Ltd.

         3.2      Bylaws of Euroseas Ltd.

         10.1     Form of Euroseas Securities Purchase Agreement

         10.2     Form of Euroseas Registration Rights Agreement

         10.3     Form of Euroseas Warrant Agreement

         10.4     Form of Friends Lock Up Agreement

A.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Cove Apparel, Inc.

                                                By:      /s/ Kevin Peterson
                                                --------------------------------
                                                Name:    Kevin Peterson
                                                Title:    President

Dated: August 31, 2005

                                  Exhibit Index

         2.1 Agreement and Plan of Merger, dated as of August 25, 2005, by and among Cove Apparel, Inc., Principal Shareholders of Cove Apparel, Inc., Euroseas Ltd. and Euroseas Acquisition Company Inc.

         3.1      Articles of Incorporation of Euroseas Ltd.

         3.2      Bylaws of Euroseas Ltd.

         10.1     Form of Euroseas Securities Purchase Agreement

         10.2     Form of Euroseas Registration Rights Agreement

         10.3     Form of Euroseas Warrant Agreement

         10.4     Form of Friends Lock Up Agreement

LA-96941 v4 1003965-0202



                             EXHIBIT A TO ITEM 9.01

                     COVE APPAREL, INC. FINANCIAL STATEMENTS



THIS FOLLOWING INFORMATION SPECIFIES CERTAIN FORWARD-LOOKING STATEMENTS OF MANAGEMENT OF THE COMPANY. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE HAPPENING OF FUTURE EVENTS AND ARE NOT BASED ON HISTORICAL FACT. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "MAY", "SHALL", "COULD", "EXPECT", "ESTIMATE, "ANTICIPATE", "PREDICT", "PROBABLE", "POSSIBLE", "SHOULD", "CONTINUE", OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE FORWARD- LOOKING STATEMENTS SPECIFIED IN THE FOLLOWING INFORMATION HAVE BEEN COMPILED BY OUR MANAGEMENT ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. OUR FUTURE OPERATING RESULTS, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD -LOOKING STATEMENTS.

THE ASSUMPTIONS USED FOR PURPOSES OF THE FORWARD -LOOKING STATEMENTS SPECIFIED IN THE FOLLOWING INFORMATION REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT OCCUR, THE OUTCOME MAY VARY SUBSTAN'T'IALLY FROM ANTICIPATED OR PROJECTED RESULTS, AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THE FOLLOWING INFORMATION ARE ACCURATE, AND WE ASSUME NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS.

CRITICAL ACCOUNTING POLICY AND ESTIMATES

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate amounts to accrue for accounting and legal expenses. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to them consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended September 30, 2004.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2004, we had cash of $15,186 and $6,500 representing accounts receivable. We do not believe that our available cash is sufficient to pay our day-to-day expenditures for the next twelve months. As of September 30, 2004, our total liabilities were $ 23,732, which was represented by $21,497 of accounts payable and accrued payroll and related expenses of $2,236.

RESULTS OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2004 AS COMPARED TO THE YEAR ENDED SEPTEMBER 30, 2003.

REVENUES

We realized $6,500 in revenues during the year ended September 30, 2004. This is in comparison to $8,466 in revenues we realized during the year ended September 30, 2003. We hope to continue to generate additional revenues as we commence our sales operations from our website.

OPERATING EXPENSES

For the year ended September 30, 2004, our total expenses were $83,228, which were represented solely by general and administrative expenses. After $800 as provision for income taxes, we had a net loss of $77,528 for the year ended September 30, 2004. This is in comparison to the year ended September 30, 2003, where our total expenses were $43,102, which were represented by general and administrative expenses. Our net loss increased over the most recent period because our revenues decreased due to lower sales and our operating expenses increased.

FOR THE PERIOD FROM OUR INCEPTION ON DECEMBER 13, 2001 TO SEPTEMBER 30, 2004

REVENUES

We realized $20,966 in revenues for the period from our inception on December 13, 2001 to September 30, 2004.

OPERATING EXPENSES

For the period from our inception on December 13, 2001 to September 30, 2004, our total expenses were $177,495, which were represented solely by general and administrative expenses. Therefore, from our inception on December 13, 2001 to September 30, 2004, we experienced a cumulative net loss of $157,329, which includes $800 as provision for income taxes.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

OUR PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

We have generated minimal revenues from operations. In management's opinion, to effectuate our business plan in the next twelve months, the following events should occur or we should reach the following milestones in order for us to become profitable:

         1. We must continue to expand our distribution network in the Caribbean Islands to market, distribute and sell surf-inspired clothing and other accessories that we distribute.

         2. We must continue to develop relationships with third party surf wear and accessories manufacturers to expand the product lines that we distribute.

         3. We must continue developing our own collection of men's apparel under a new brand name, which we will sell and distribute throughout the United States, Japan and our established distribution network in the Caribbean.

         4. We must begin researching potential acquisitions or other suitable business partners which will assist us in realizing our business objectives. We hope to acquire several, smaller and more established surf apparel companies with already-established product lines.

We had cash of $15,186 as of September 30, 2004. In the opinion of management, available funds will not satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors.

We need to raise additional capital for our operations, and we believe that such additional capital may be raised through public or private financing as well as borrowings and other sources. We hope that we will have access to capital financing because our common stock is eligible for quotation on the OTC Bulletin Board, although we cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected. If adequate funds are not available, we hope that our officers and directors will contribute funds to pay for our expenses, although we cannot guarantee that our officers will pay for those expenses.

We are not currently conducting any research and development activities. We do not anticipate that we will purchase or sell any significant equipment. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent- contractors as well as purchase or lease additional equipment.

RECENT DEVELOPMENTS

On August 25, 2005, the Company, certain stockholders of the Company, Euroseas Acquisition Company Inc., a Delaware corporation ("Merger Sub") and Euroseas Ltd., a Marshall Islands corporation ("Euroseas"), signed an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Euroseas, through its wholly-owned subsidiary, Merger Sub, agreed to acquire the Company in exchange for shares of Euroseas common stock (the "Merger"). At the effective time of the Merger (as defined in the Merger Agreement), the Company is to be merged with and into Merger Sub. The separate existence of the Company will cease, and Merger Sub will be continued as the surviving corporation (the "Surviving Corporation") under the name Cove Apparel, Inc., as a wholly owned operating subsidiary of Euroseas. All the shares of Cove common stock (an aggregate of 10,480,500 shares) will be converted into 1,079,167 share of Euroseas common stock, an exchange ratio in the Merger of 0.102969 (the "Exchange Ratio"). After the effective time of the Merger, Cove will continue in its existing line of business for such period of time as is necessary in order to facilitate a tax free reorganization in the Merger.

ITEM 7.  FINANCIAL STATEMENTS

The financial statements required by Item 7 are presented in the following order:

                               COVE APPAREL, INC.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

January 10, 2005
Board of Directors and Stockholders
Cove Apparel, Inc.

We have audited the balance sheet of Cove Apparel, Inc. (a development stage company) as of September 30, 2004, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Cove Apparel, Inc. as of September 30, 2003, were audited by other auditors whose report dated December 8, 2003, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2004 financial statements referred to above present fairly, in all material respects, the financial position of Cove Apparel, Inc. (a development- stage company) as of September 30, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about- its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                                 HALL & COMPANY

                               COVE APPAREL, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                               SEPTEMBER 30, 2004


                                     ASSETS

CURRENT ASSETS
   Cash                                                           $      15,186
   Accounts receivable, net                                               6,500
                                                                  --------------

     Total assets                                                 $      21,686
                                                                  ==============


                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable and accrued expenses                          $      21,497
   Accrued payroll and related expenses
                                                                          2,236

     Total current liabilities                                           23,732

CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock, $.001 par value;
     Authorized shares -- 5,000,000
     Issued and outstanding share -- 0
   Common stock, $.001 par value;
     Authorized shares -- 50,000,000
     Issued and outstanding shares -- 10,480,500                         10,481
   Additional paid-in capital                                           144,802
   Deficit accumulated during the development stage                    (157,329)
                                                                  --------------

      Total stockholders' (deficit)                                      (2,046)
                                                                  --------------

        Total liabilities and stockholders' (deficit)             $      21,686
                                                                  ==============





                See accompanying notes to financial statements.

                               COVE APPAREL, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                     YEAR ENDED SEPTEMBER 30, 2004 AND 2003


                                                          YEAR  ENDED             YEAR ENDED            INCEPTION -
                                                       SEPTEMBER  30, 2004     SEPTEMBER 30, 2003      SEPT 30, 2004
                                                       -------------------     ------------------     ----------------
NET REVENUES                                           $             6,500     $            8,466     $        20,966

SELLING, GENERAL AND ADMINISTRATIVE                                 83,228                 51,568             177,495
                                                       -------------------     ------------------     ----------------


LOSS BEFORE PROVISION FOR INCOME TAXES                             (76,728)               (43,102)           (156,529)
                                                       -------------------     ------------------     ----------------

PROVISION FOR INCOME TAXES                                             800                    ---                 800
                                                       -------------------     ------------------     ----------------

NET LOSS                                               $           (77,528)    $          (43,102)    $      (157,329)
                                                       ===================     ==================     =================

NET LOSS PER COMMON SHARE -- BASIC AND DILUTED
                                                       $              (---)    $            (0.01)    $         (0.02)
                                                       ===================     ==================     =================

WEIGHTED AVERAGE OF COMMON SHARES -- BASIC AND DILUTED
                                                                10,480,500              8,203,032           8,789,000
                                                       ===================     ==================     =================






                See accompanying notes to financial statements.

                               COVE APPAREL, INC.
                          (A Development Stage Company)

                             STATEMENT OF CHANGES IN
                  STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

                     YEAR ENDED SEPTEMBER 30, 2004 AND 2003

                                                                                       DEFICIT ACCUM.
                                             COMMON STOCK                                 DURING
                                      ----------------------------       PAID IN        DEVELOPMENT
                                         SHARES           AMOUNT         CAPITAL           STAGE          TOTAL
                                      ------------     -----------    -------------    ------------    -----------
Balance, September 30, 2002              7,800,000     $     7,800    $      27,433    $    (36,699)   $    (1,466)

Additional paid in capital in
   exchange for office expenses
                                               ---             ---            1,200             ---          1,200

Additional   paid  in   capital  in
   exchange for services
    from officers                              ---             ---           20,800             ---         20,800

Issuance  of common  stock for cash
   at  $0.001  per  share   (August
   2003)                                 2,890,500           2,891           93,459             ---         96,350

Redemption   &   cancellation    of
   common  stock for cash at $0.001
   per share (September 2003)
                                          (210,000)           (210)          (6,790)            ---         (7,000)

Net loss for the year ended
   September 30, 2003                          ---             ---              ---         (43,102)       (43,102)
                                       -----------     -----------    -------------    ------------    -----------

Balance, September 30, 2003             10,480,500     $    10,481   $      136,102    $    (79,801)   $    66,782
                                      ============     ===========    =============    ============    ===========

Additional paid in capital in
   exchange for office expenses
                                               ---             ---              900             ---            900

Additional   paid  in   capital  in
   exchange for services
   from officers                               ---             ---             7,800            ---          7,800

Net loss for the year ended
   September 30, 2004                          ---             ---              ---         (77,528)       (77,528)
                                       -----------     -----------    -------------    ------------    -----------

Balance, September 30, 2004             10,480,500     $    10,481    $     144,802    $   (157,329)   $    (2,046)
                                      ============     ===========    =============    ============    ===========






                See accompanying notes to financial statements.

                               COVE APPAREL, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                     YEAR ENDED SEPTEMBER 30, 2004 AND 2003

                                                                                  SEPTEMBER 30,           INCEPTION -
                                                                           ---------------------------     SEPT. 30,
                                                                                2004           2003          2004
                                                                           ------------   ------------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                $    (77,528)  $    (43,102)   $ (157,329)
   Adjustments to reconcile net loss to net cash used in operating activities
       Expenses paid with common stock                                              ---            ---         2,000
       Expenses paid by officer                                                     900          1,200         3,000
       Services provided by officers                                              7,800         20,800
                                                                                                              45,933
       Changes in operating assets and liabilities
         Increase in accounts receivable                                         (6,500)           ---        (6,500)
         Increase (decrease) in prepaid merchandise                               5,000         (5,000)          ---
         Increase (decrease) in accounts payable
            and accrued expenses                                                  5,638          7,821        21,496
             Increase in accrued payroll and related expenses                     2,236                        2,236
             Decrease in due to stockholder                                      (7,000)                      (7,000)
                                                                                                   ---
         Increase (decrease) in related party payable                            (5,500)         5,500           ---
                                                                           ------------   -------------   ----------

           Net cash used in operating activities                                (74,954)        (7,781)      (96,164)
                                                                           ------------   -------------   ----------

CASH FLOWS FROM FINANCING ACTVITIES
   Proceeds from issuance of common stock                                           ---         96,350       111,350
                                                                           ------------   -------------   ----------

NET INCREASE (DECREASE) IN CASH                                                 (74,954)        88,569        15,186

CASH, beginning of period                                                        90,140          1,571           ---
                                                                           ------------   -------------   ----------

CASH, end of period                                                        $     15,186   $     90,140    $   15,186
                                                                           ============   =============   ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Income taxes paid                                                       $        800   $        ---    $      800
                                                                           ============   =============   ==========
   Interest paid                                                           $        ---   $        ---    $      ---
                                                                           ============   =============   ==========



                See accompanying notes to financial statements.

                               COVE APPAREL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004


NOTE 1 - NATURE OF OPERATIONS

Cove Apparel, Inc. (the "Company") is in the process of developing a line of casual wear to manufacture and distribute. The Company was incorporated in the state of Nevada on December 13, 2001 and is headquartered in San Clemente, California. As of September 30, 2004, the Company has produced revenues of $20,966 since inception but will continue to report as a developmental stage company until significant revenues are produced.

NOTE 2 - BASIS OF PRESEN'T'ATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant- accounting policies of Cove Apparel, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

CASH EQUIVALENT'S - For purposes of the balance sheet and statement of cash flows, the Company considers all. highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE - Receivables, if any, represent valid claims against debtors for sales or other charges arising on or before the balance -sheet date and are reduced to their estimated net realizable value.

INVENTORY - Inventory is stated at the lower of cost or market and is relieved on the first - in, first--out method.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of the Company's financial instruments, which includes cash, accounts receivable, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

REVENUE RECOGNITION - The Company generally recognizes revenues when products provided to its customers are completed, fees are fixed or determinable, and collectibility is reasonable assured. The Company's standard shipping terms are FOB shipping point.

INCOME TAXES - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

NET LOSS PER COMMON SHARE - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings /loss per share. Basic loss per share is calculated by dividing net income (Loss) by the weighted average number of outstanding common shares during the year.

COMPREHENSIVE INCOME/LOSS - The Company applies Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SPAS 13011). SFAS 130 establishes standards for the reporting and display of comprehensive income, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods ended September 30, 2004 and 2003, the Company had no other components of its comprehensive loss other than net loss as reported on the statements of operations.

ACCOUNTING ES'T'IMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect- the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - CONTINGENCIES AND GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net operating loss of $157,329 since inception through September 30, 2004.

The company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development- activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained. Management plans to mitigate its losses in the near term through the further development and marketing of its brand name and increase in apparel lines. In addition, should management determine it necessary, the Company will seek to obtain additional financing through the issuance of common stock and increase of ownership equity. Currently, the Company is dependent on two suppliers, with which there are no formal written agreements.

NOTE 4 - RELATED PARTY TRANSACTIONS

Office Space

The Company occupied office space provided by an officer from October 2003 through June 2004. Accordingly, occupancy costs of $100 per month have been allocated to the Company. This expense of $900 is included in total occupancy expenses shown in the accompanying statement of operations for the nine months ended June 30, 2004, and were considered additional contributions of capital by the officer and the Company.

Related Party Payable

An officer made a loan to the Company in the amount- of $5,500. The loan was non-interest bearing was repaid in full in June 2004.

Due To Stockholder

On September 1, 2003 the Company redeemed and cancelled 210,000 shares of its common stock from one stockholder in exchange for $7,000.

NOTE 5 - CONSULTING AGREEMENT

On February 19, 2004, the Company entered into an agreement to obtain financial consulting services through September 1, 2004 for $25,000 to be paid in five equal monthly installments of $5,000. The Company completed its financial obligation to the consulting company in August 2004.

NOTE 6 - PROVISION FOR INCOME TAXES

As of September 30, 2004, the Company had a net federal operating loss carryforward of $157,329, expiring between 2021-2024. During the year ended September 30, 2004, the valuation allowance increased by $26,360. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured. Being headquartered in California requires the Company to pay the state's minimum franchise tax of $800.

The provision for income taxes is summarized as follows:

Net Operating loss carryforward                             $           157,329
Effective Tax Rate                                          X                34%

Deferred tax asset                                          $               ---

Minimum state franchise tax                                 $               800

                             EXHIBIT C TO ITEM 9.01










                               COVE APPAREL, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS

                                 JUNE 30, 2005

                               Cove Apparel, Inc.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                  JUNE 30, 2005



                                     ASSETS

CURRENT ASSETS
   Cash                                                               $  21,759
                                                                      ----------

     Total assets                                                     $  21,759
                                                                      ==========



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable and accrued expenses                              $  95,911
   Loan from stockholder
                                                                         45,000

     Total current liabilities                                          140,911

STOCKHOLDERS' DEFICIT
   Preferred stock, $.001 par value;
     Authorized shares -- 5,000,000
     Issued and outstanding share -- 0
   Common stock, $.001 par value;
     Authorized shares -- 50,000,000
     Issued and outstanding shares -- 10,480,500                         10,481
   Additional paid-in capital                                           144,802
   Deficit accumulated during the development stage                    (274,435)
                                                                      ----------

      Total stockholders' deficit                                      (119,152)
                                                                      ----------

        Total liabilities and stockholders' deficit                   $  21,759
                                                                      ==========

                               COVE APPAREL, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

               THREE AND NINE MONTHS ENDED JUNE 30, 2005 AND 2004


                                                 THREE MONTHS ENDED JUNE 30,    NINE MONTHS ENDED JUNE 30,    INCEPTION -
                                                 ---------------------------   ----------------------------    JUNE 30,
                                                     2005           2004           2005            2004         2005
                                                 ------------   ------------   -------------   ------------   -----------
NET REVENUES                                     $       ---    $        ---   $         ---   $        ---   $    20,966

GENERAL AND ADMINISTRATIVE                            84,358          20,515         116,306         45,827       293,801
                                                 ------------   ------------   -------------   ------------   -----------


LOSS BEFORE PROVISION FOR INCOME TAXES               (84,358)        (20,515)       (116,306)       (45,827)     (272,835)
                                                 ------------   ------------   -------------   ------------   -----------

PROVISION FOR INCOME TAXES                               ---             800             800            800         1,600
                                                 ------------   ------------   -------------   ------------   -----------

NET LOSS                                         $   (84,358)   $    (21,315)  $    (117,106)  $    (46,627)  $  (274,435)
                                                 ============   ============   =============   ============   ===========

NET LOSS PER COMMON SHARE -- BASIC AND DILUTED
                                                 $      (---)   $       (---)  $        (---)  $       (---)  $     (0.03)
                                                 ============   ============   =============   ============   ===========

WEIGHTED AVERAGE OF COMMON SHARES -- BASIC AND
   DILUTED                                        10,480,500      10,480,500      10,480,500     10,480,500     9,151,464
                                                 ============   ============   =============   ============   ===========

                               COVE APPAREL, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                    NINE MONTHS ENDED JUNE 30, 2005 AND 2004

                                                                                     JUNE 30,              INCEPTION -
                                                                           ----------------------------     JUNE 30,
                                                                                2005           2004           2005
                                                                           ------------   -------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                $   (117,106)       $ (46,627) $  (274,435)
   Adjustments to reconcile net loss to net cash used in operating activities
       Expenses paid with common stock                                              ---            ---          2,000
       Expenses paid by officer                                                     ---            900          3,000
       Services provided by officers                                                ---           7,800        45,933
       Changes in operating assets and liabilities:
         Decrease in accounts receivable                                          6,500            ---            ---
             Increase in prepaid expenses                                           ---          (2,900)          ---
         Increase (decrease) in accounts payable
            and accrued expenses                                                 72,179          (2,606)       95,911
             Increase (decrease) in due to stockholder                           45,000          (7,000)       38,000
             Decrease in related party payable                                      ---          (5,500)          ---
                                                                           ------------   -------------   -----------

           Net cash from (used in) operating activities                           6,573         (55,933)      (89,591)
                                                                           ------------   -------------   -----------


CASH FLOWS FROM FINANCING ACTVITIES
   Proceeds from issuance of common stock                                           ---             ---       111,350
                                                                           ------------   -------------   -----------

NET INCREASE (DECREASE) IN CASH                                                   6,573         (55,933)       21,759

CASH, beginning of period                                                        15,186          90,140           ---
                                                                           ------------   -------------   -----------

CASH, end of period                                                        $     21,759   $      34,207   $    21,759
                                                                           ============   =============   ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Income taxes paid                                                       $        800   $         800   $     1,600
                                                                           ============   =============   ===========
   Interest paid                                                           $        ---   $         ---   $       ---
                                                                           ============   =============   ===========

                               COVE APPAREL, INC.
                          (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2005



NOTE 1 - NATURE OF OPERATIONS


     Cove Apparel, Inc. (the "Company") is in the process of developing a line of casual wear to manufacture and distribute. The Company was incorporated in the state of Nevada on December 13, 2001 and is headquartered in San Clemente, California.


NOTE 2 - BASIS OF PRESENTATION

The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, these financial statements and the related notes should be read in conjunction with the Company's audited financial statements for the period ended September 30, 2004 included in the Company's annual report on Form 10-KSB.


NOTE 3 - CONTINGENCIES AND GOING CONCERN

As shown in the accompanying unaudited financial statements, the Company has incurred a net operating loss of $274,435 since inception through June 30, 2005.

The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained. If the Company is unable to implement its business plan successfully, it may not be able to eliminate operating losses, generate positive cash flow or achieve or sustain profitability which would materially adversely affect its business, operations and financial results as well as its ability to make payments on its obligations.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                               COVE APPAREL, INC.
                          (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS


                                 JUNE 30, 2005



NOTE 4 - RELATED PARTY TRANSACTIONS

Office Space
------------

The Company occupies office space provided by an officer. Accordingly, occupancy costs of $1,000 per month have been allocated to the Company. Total occupancy expenses of $8,000 are included in the accompanying statement of operations for the nine months ended June 30, 2005.

Loan from Stockholder
---------------------

A stockholder made a loan to the Company in the amount of $45,000. The loan is non-interest bearing and is expected to be repaid within one year.